UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported): November 10, 2005

                            GRAN TIERRA ENERGY, INC.
                             (f/k/a GOLDSTRIKE INC.)
            (Exact name of registrant as specified in its charter)


          Nevada                   333-111656               Applied For
-------------------------------------------------------------------------------
      (State or other       (Commission File Number)      (I.R.S. Employer
       jurisdiction                                    Identification Number)
     of incorporation)

        10th Floor, 610-8th Avenue S.W.
           Calgary, Alberta, Canada                           T2P 1G5
    (Address of principal executive offices)                 (Zip Code)


                                 (403) 537-3218
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

This Current Report on Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934. This Quarterly Report includes statements regarding our plans, goals, strategies, intent, beliefs or current expectations. These statements are expressed in good faith and based upon a reasonable basis when made, but there can be no assurance that these expectations will be achieved or accomplished. These forward looking statements can be identified by the use of terms and phrases such as "believe," "plan," "intend," "anticipate," "target," "estimate," "expect," and the like, and/or future-tense or conditional constructions ("will," "may," "could," "should," etc.). Items contemplating or making assumptions about, actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Although forward-looking statements in this report reflect the good faith judgment of management, forward-looking statements are inherently subject to known and unknown risks, business, economic and other risks and uncertainties that may cause actual results to be materially different from those discussed in these forward-looking statements. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. We assume no obligation to update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this report, other than as may be required by applicable law or regulation. Readers are urged to carefully review and consider the various disclosures made by us in the our reports filed with the Securities and Exchange Commission which attempt to advise interested parties of the risks and factors that may affect our business, financial condition, results of operation and cash flows. If one or more of these risks or uncertainties materialize, or if the underlying assumptions prove incorrect, our actual results may vary materially from those expected or projected.

Item 2.01.   Completion of Acquisition or Disposition of Assets

On November 10, 2005, pursuant to a share purchase agreement, which has been attached hereto and is incorporated herein by reference, (the "Share Purchase Agreement") among Goldstrike Inc., a Nevada corporation ("Goldstrike"), Gran Tierra Energy Inc., an Alberta corporation ("Gran Tierra Energy") and holders of shares of capital stock in Gran Tierra Energy (individually a "Gran Tierra Stockholder" and collectively the "Gran Tierra Stockholders") and an assignment agreement, which has been attached hereto and is incorporated herein by reference,  (the  "Assignment  Agreement")  between  Goldstrike  and  Goldstrike
Exchange Co, a Canadian corporation indirectly-owned by Goldstrike ("Exchangeco"), Exchangeco acquired 96.03% of the outstanding shares of capital stock in Gran Tierra Energy ("Gran Tierra Shares") in exchange for which each Gran Tierra Stockholder, at their election, received either 1.5873016 shares of common stock of Goldstrike ("Common Stock") and/or 1.5873016 shares of exchangeable stock of Exchangeco ("Exchangeable Shares"); and Goldstrike changed its name to Gran Tierra Energy Inc. (referred to hereinafter as the "Company" or "Gran Tierra") (the "Share Purchase"). Exchangeco intends to carry out a compulsory acquisition transaction in accordance with the Business Corporations Act (Alberta) to acquire the Gran Tierra Shares not already acquired as the result of the Share Purchase. After completion of such transaction, Gran Tierra Energy will become a indirectly-owned subsidiary of Goldstrike.

In connection with the Share Exchange, certain Canadian resident Gran Tierra Stockholders may receive, at their election, Exchangeable Shares on the surrender of their Gran Tierra Shares. Exchangeable Shares will be exchangeable, at the option of the holder, at any time for shares of Common Stock. Exchangeable Shares will be economically equivalent to shares of Common Stock by entitling holders to dividends and other economic rights provided to holders of shares of Common Stock and will be equivalent on a non-financial basis by providing holders with the same voting rights and liquidation rights as those provided to shares of Common Stock.

Simultaneously with the consummation of the Share Exchange, Goldstrike, Gran Tierra Energy, Goldstrike Callco, a corporation incorporated under the laws of Alberta Canada ("Callco") and Olympia Trust Company, a Canadian corporation (the "Trustee") executed a voting exchange and support agreement, which has been attached hereto and is incorporated herein by reference, (the "Voting Exchange and Support Agreement") to make provision for and establish a procedure whereby voting rights in the Company will be exercisable by the Trustee for the benefit of the holders of Exchangeable Shares (the "Beneficiaries"); Goldstrike issued to the Trustee, for the benefit of the Beneficiaries, one share of special voting stock, $.001 par value (the "Goldstrike Special Voting Share") and Callco granted to the Trustee the right, under certain circumstances, to require Callco to purchase the Exchangeable Shares.

Immediately prior to the Share Purchase, Goldstrike transferred to Goldstrike Leasco Inc., a newly-formed Nevada corporation wholly owned by Goldstrike ("Leasco") all of Goldstrike's rights and interests in that certain Mineral Property Sale Agreement previously entered into by Goldstrike. The Mineral Property Sale Agreement was filed by Goldstrike with the Securities and Exchange Commission as Exhibit 10.1 to Goldstrike's Annual Report on Form 10-KSB filed on March 24, 2005.

Simultaneously with the closing of the Share Purchase, upon the terms and conditions of a split-off agreement, which has been attached hereto and is incorporated herein by reference (the "Split-off Agreement"), among Goldstrike, Leasco, Dr. Yenyou Zheng (the "Split-off Purchaser") and Gran Tierra Energy, Goldstrike sold all the issued and outstanding shares of capital stock of Leasco (the "Leasco Shares") to the Split-off Purchaser in exchange for all of the shares of Common Stock owned by the Split-off Purchaser and the assumption by the Split-off Purchaser of all responsibilities for any debts, obligations and liabilities of Leasco.

In connection with the consummation of the Share Purchase, the address of our principal executive offices was changed to 10th Floor, 610-8th Avenue S.W., Calgary, Alberta, Canada T2P 1G5 and the telephone number of our executive offices was changed to (403) 537-3218.

BUSINESS

Goldstrike

Goldstrike was incorporated in the State of Nevada on June 9, 2003 to pursue opportunities in the field of mineral exploration. On June 30, 2003, pursuant to the Mineral Property Sale Agreement, Goldstrike acquired a 100% undivided mineral interest in properties located in the Kamloops Mining Division, in the Province of British Columbia, Canada (the "Goldstrike Property").

In July 2005, Goldstrike retained P & L Geological Services ("P&L") to conduct the first phase of exploration on the Goldstrike Property. On its review and sampling, P&L indicated that the Goldstrike Property did not host readily available areas of significant mineralization for follow-up exploration. Based on P&L's report, Goldstrike decided not to conduct any further exploration on these mineral claims and began to review other potential resource and non-resource assets for acquisition.

Gran Tierra Energy

Gran Tierra Energy is a private international oil and gas exploration and production company, incorporated in Canada in January 2005. The Company commenced business activity in May 2005 with capital obtained through its initial financing of approximately $1.8 million. Its vision and mandate is to move aggressively and purposefully to build a substantial international presence and record of success, initially focusing on business opportunities in South America with the intent to expand its activities in the future into North Africa, the Middle East and Southeast Asia.

Gran Tierra Energy was founded to capitalize on the depth and breadth of experience of the management team, to access exploration and development opportunities and leverage strategic relationships to build a diverse international oil and gas company.

The Gran Tierra Energy management team consists of four senior international energy professionals representing over one hundred years of hands-on international exploration and production operations experience in most of the world's principal petroleum producing regions. Three of the members of the management team were most recently employed by EnCana Corporation, Canada's largest oil and gas company by market capitalization. Two of the founders of Gran Tierra Energy are also founders of Saxon Energy Services Inc., an expanding Canadian public company involved in oil and gas drilling and related services in South America.

Since its inception in May, Gran Tierra Energy has acquired interests in producing and non-producing properties in Argentina (the "Argentine Acquisition") and has developed an inventory of future exploration and production opportunities that is expected to consolidate the Company's presence in Argentina, provide entry into other countries in South America and provide a base for future growth.

Gran Tierra Energy made a formal offer to purchase the Argentina assets of Dong Won Corporation S.A on May 30, 2005, that was accepted on June 22, 2005. The Argentine Acquisition closed on September 1, 2005, and consists of a 14% participation in several producing oil fields governed by a single joint venture, and a 50% interest in two additional properties. The major property, Palmar Largo, produces approximately 350 barrels per day to Gran Tierra and generates operating cash flow of approximately $200,000 per month to the Company. The total acquisition cost was approximately $7 million.

The Palmar Largo joint venture is operated by Pluspetrol S.A. The area has been producing since 1984 and is in the later stages of its production life. A planned two-well drilling program is now nearing completion. The initial exploration well was not commercially successful; a second development well is currently drilling.

The Palmar Largo acquisition was not made for its exploration upside but rather to establish cash flow in a region of interest to Gran Tierra Energy and to establish a presence and base for expansion. It is a strategic first step for the Company. Still, 3-D seismic has identified several leads and prospects that are potential drilling candidates.

Concurrent with the Argentine Acquisition, Gran Tierra Energy commenced negotiation of a business combination with Goldstrike. To facilitate these negotiations, Goldstrike provided a bridge loan to Gran Tierra Energy to finance the Argentine Acquisition. Upon the effectiveness of the consolidation of the companies, this loan was to be forgiven. The consolidation of the two companies, affected by the Share Purchase, has been consummated and the loan has been forgiven.

The Company

On November 10, 2005, the two companies consummated the Share Purchase and the Split-off and adopted the business plan of Gran Tierra Energy. The combination of Goldstrike, Gran Tierra Energy and the Argentina properties acquired in the Argentine Acquisition brings to the Company business components essential to the success and growth of the Company: the vision and senior management experience of Gran Tierra Energy, an appropriate first property acquisition through the Argentine Acquisition and access to the U.S. capital markets as a public company.

Our plan is to create value in the international oil & gas exploration and development industry, initially in South America. Our business strategy is founded on several principles:

      o     Engage   qualified,    experienced,    intelligent   and   motivated
            professionals

      o Position the Company in countries that welcome foreign investment, provide attractive fiscal terms and offer previously ignored or undervalued opportunities;

      o     Establish  an  effective  local  presence  and  leverage  management
            experience  and  synergies   with   strategic   partners  to  access
            proprietary deal flow;

      o Create alliances with companies that are active in areas of interest to the Company, and consolidate initial land/property positions;

      o Build a balanced portfolio of production, development, step-out and more speculative exploration opportunities;

      o     Mix technical excellence with common sense;

      o     Take a pragmatic approach to business; and

      o Transact business in familiar countries with familiar people and familiar assets.

Industry Overview

Although prices for oil and natural gas fluctuate on the commodities market, prices have been at or near record highs over the past year. Oil and natural gas exploration and development activity in many countries is or has been dominated by larger companies, that have overlooked or undervalued smaller-sized oil and gas opportunities, some of which have not been considered economically viable in a lower price environment. This creates opportunities for more nimble, smaller companies like Gran Tierra.

High energy prices make smaller fields more economic; small fields are less attractive for large companies who need larger projects to maintain their growth. In many instances, larger companies are disposing of their smaller, non-core assets. However, many small companies have limited international management depth, limited access to capital, and limited operating capability, including access to drilling rigs. In some countries, smaller fields have been overlooked or undervalued. More progressive governments have recognized this unrealized potential, and are moving to attract smaller companies.

The international oil and gas industry is extremely diverse and offers very different opportunities for different companies in different countries. There are several realities, however, that are pervasive:

      o Oil and gas reserves tend to be distributed in a pyramid pattern. The distribution of oil and gas reserves is generally depicted as a "pyramid" with the greatest number of fields being smaller fields and with very few large fields. Because of their size, the very large fields are more easily located - most have already been discovered and tend be the most economical to produce (though not always).

      o Oil and gas companies tend to be distributed in a pyramid pattern. Oil and gas companies tend to be distributed in a pattern that is similar to that of oil and gas reserves. There are many small companies and few very large companies (the super majors).
            Furthermore, large companies tend to shed smaller non-core assets that then become available for acquisition by smaller companies and as a result small companies tend to proliferate.

      o In a mature producing area with a mature industry, the entirety of the resource pyramid is being explored and developed by both small and large oil and gas companies. In less mature areas where small companies have been discouraged, the potential of the resource base and resource industry has not been fully realized.

      o New opportunities for smaller companies. High energy prices, more open energy policies and continuing divestitures are creating a significant opportunity for smaller companies today, in certain countries in particular.

      o The general consensus within the energy industry indicates that the higher oil prices we currently are experiencing are not a short-term phenomenon. According to the NYMEX futures exchange, which represents the market's view on future prices, prices near $60 per barrel can be expected for the next three years and remain in the mid-$50s range for several more years.

      o By its nature, finding and producing oil and gas is a risky business. Oil and gas deposits may be located miles below the earth's surface. There is no guarantee, despite the sophistication of modern exploration techniques, that oil or gas will be present in a particular location without drilling. Additionally, there is no guarantee that a discovery will be commercially viable without follow up drilling, nor can there be any guarantee that such follow up drilling will be successful. There is furthermore no guarantee that reserves once established will produce at expected rates. Added to this are the vagaries of politics and fiscal systems that can render a project economic one day and uneconomic the next, and societies that can threaten the safety and security of workers or the reputation of the company.

      o The oil and gas industry is capital intensive - particularly for startups that cannot depend on cashflow to fund their ambitions. Investment decisions are based on long time horizons - the typical oil and gas project has a life of 20+ years. Economics and value are based on a long-term perspective. This can be extremely problematic for investors looking for quarterly results, especially for smaller companies that do not have a large portfolio and an assembly-line approach to their work. These companies will progress in fits and starts, especially relative to their size. They will have disappointments and they will have successes, some large and some small.

      o The production profile for a substantial majority of oil and gas reservoirs is a declining trend - Production from an oil or gas field with a fixed number of wells declines over time. That decline rate varies depending on the reservoir and well/development characteristics but in general, steepest declines are earlier in the production life of the field. Typically, production falls to a point where revenues are insufficient to cover operating costs (the project reaches its economic limit) and the field is abandoned.

      o Production levels in a field can be maintained by more intensive drilling and/or enhancement of existing wells and such efforts are usually made to offset the natural decline in production. A low price environment, budgetary constraints or lack of imagination can prevent companies from taking appropriate action, however. This can present a significant opportunity for new operators in a high price environment.

      o Chance of exploration success in areas where there is no oil and gas activity is low. The average chance of success for `wildcat' exploration wells, globally, is less than 10%. In other words, 9 of 10 wells are unsuccessful. An exploration success of 30% (one of three wells successful) is a significant accomplishment.

Growth Opportunities

In general, growth for an oil and gas company is measured in terms of production and reserves, and corresponding cash flow. A significant determinant of cash flow is prices, over which a single oil company has no control. Price movements provide significant cash windfalls or depressions that likewise tend to impact market valuation, but the ultimate viability of an oil and gas company depends on underlying reserve and production fundamentals.

In many ways, growth is easier to achieve for a smaller company than a large company, as a small company begins from a small base and small steps can represent large percentages. Large companies, however, are able to absorb failures without jeopardizing the viability of their company. Their stronger balance sheets and financial positions provide a competitive advantage, allow them to take more risk and often attract the most qualified people.

There are essentially two ways to grow an oil and gas company - by acquiring production/reserves or by acquiring land and drilling. Acquisitions provide the greatest impact over the shortest period of time but they may or may not be self-sustaining. Acquisition of land and subsequent drilling is a long process with a limited chance of success. Land is often competitively tendered. Appraisal usually requires geological and geophysical work, assessment and time, that may or may not support the drilling of an exploration well.

The Company's growth strategy focuses on building a portfolio of production, exploration prospects and land by selective acquisitions, where future drilling will add value.

RISK FACTORS

Our future revenues will be derived from international oil and natural gas exploration and development. There are numerous and varied risks, known and unknown, that may prevent us from achieving our goals, including those described below. The risks described below are not the only ones Gran Tierra will face. Additional risks not presently known to us or that we currently deem immaterial may also impair our financial performance and business operations. Our business, financial condition or results of operation may be materially adversely affected by the nature and impact of these risks. In such case, the market value of our securities could decline, and investors may lose all or part of their investment. Please refer to the other information contained in this Current Report for further details pertaining to the Company's business and financial condition.

RISKS RELATED TO OUR BUSINESS

We are a new enterprise engaged in the business of oil and natural gas exploration and development. The business of exploring for, developing and producing oil and natural gas reserves is inherently risky. We will face numerous and varied risks, both known and unknown, which may prevent us from achieving our goals. Some of these risks are described below. Even a combination of experience, knowledge and careful evaluation may be unable to overcome these risks.

We Are A Development Stage Company. We Have Limited Operating History For You To Evaluate Our Business. We May Never Attain Profitability.

We are a development stage company and have limited current oil or natural gas operations. As an oil and gas exploration and development company with limited operating history, it is difficult for potential investors to evaluate our business. Our proposed operations are therefore subject to all of the risks inherent in light of the expenses, difficulties, complications and delays frequently encountered in connection with the formation of any new business, as well as those risks that are specific to the oil and gas industry. Investors should evaluate us in light of the delays, expenses, problems and uncertainties frequently encountered by companies developing markets for new products, services and technologies. We may never overcome these obstacles.

Our business is speculative and dependent upon the implementation of our business plan and our ability to enter into agreements with third parties for the rights to exploit potential oil and gas reserves on terms that will be commercially viable for us. There can be no assurance that our efforts will be successful or result in revenue or profit. There is no assurance that we will earn significant revenues or that investors will not lose their entire investment.

Unanticipated Problems in Our Argentina Operations May Harm Our Business and Our Viability.

If our Argentina operations, in particular the Palmar Largo property, which is the principal asset in this location at this time, are disrupted and/or the economic integrity of these projects is threatened for unexpected reasons (which may be due to technical difficulties, geographic and weather conditions, business reasons or otherwise), our business may experience a setback. Because we are at the beginning stages of our development, we are particularly vulnerable to these events. Prolonged problems may threaten the commercial viability of our Argentina operations. Moreover, the occurrence of significant unforeseen conditions or events in connection with the Argentine Acquisition may cause us to question the thoroughness of our due diligence and planning process which occurred prior to the acquisition, which may cause us to reevaluate our business model and the viability of our contemplated business. Such actions and analysis may adversely affect our business.

We May Be Unable to Obtain Development Rights We Need to Build Our Business.

Our business plan focuses on international exploration and production opportunities, initially in South America and later in North Africa and the Middle East and Southeast Asia. We have thus far acquired three properties for exploration and development in Argentina. In the event that we do not succeed in negotiating additional property acquisitions, our future prospects will likely be substantially limited, and our financial condition and results of operation may be materially adversely affected.

Our Lack of Diversification Will Increase the Risk of an Investment in Gran Tierra.

Our business will focus on the oil and gas industry in a limited number of properties, initially in Argentina, with the intention of expanding elsewhere in South America and later into North Africa and the Middle East and Southeast Asia. Larger companies have the ability to manage their risk by diversification. However, we will lack diversification, in terms of both the nature and geographic scope of our business. As a result, we will likely be impacted more acutely by factors affecting our industry or the regions in which we operate than we would if our business were more diversified.

Strategic Relationships upon Which We May Rely are Subject to Change.

Gran Tierra's ability to successfully bid on and acquire additional properties, to discover reserves, to participate in drilling opportunities and to identify and enter into commercial arrangements with customers will depend on developing and maintaining close working relationships with industry participants and on our ability to select and evaluate suitable properties and to consummate transactions in a highly competitive environment. These realities are subject to change and may impair Gran Tierra's ability to grow.

To develop our business, we will endeavor to use the business relationships of our management to enter into strategic relationships, which may take the form of joint ventures with other private parties or with local government bodies, contractual arrangements with other oil and gas companies, including those that supply equipment and other resources that we will use in our business. There can be no assurances that we will be able to establish these strategic relationships, or if established that the relationships will continue to be maintained. In addition, the dynamics of our relationships with strategic partners may require us to incur expenses or undertake activities we would not otherwise be inclined to in order to fulfill our obligations to these partners or maintain our relationships. If our strategic relationships are not established or maintained, our business may suffer.

Competition in Obtaining Rights to Explore and Develop Oil and Gas Reserves and to Market Our Production May Impair Our Business.

The oil and gas industry is highly competitive. Other oil and gas companies will bid for exploration and production licenses and other properties and services we will need to operate our business in the countries in which we expect to operate, thereby providing competition to us for these rights. This competition is increasingly intense as prices of oil and natural gas on the commodities markets has risen in recent years. Additionally, other companies engaged in our line of business may compete with us from time to time in obtaining capital from investors. Competitors include larger, foreign owned companies, which, in particular, may have access to greater resources than us, may be more successful in the recruitment and retention of qualified employees and may conduct their own refining and petroleum marketing operations, which may give them a competitive advantage. In addition, actual or potential competitors may be strengthened through the acquisition of additional assets and interests. If we are unable to compete effectively or adequately respond to competitive pressures, this inability may materially adversely affect our results of operation and financial condition.

We May Be Unable to Obtain Additional Capital That We Will Require to Implement Our Business Plan.

We expect that current capital and our other existing resources, will be sufficient only to provide a limited amount of working capital, and the revenues generated from the Argentina properties will not alone be sufficient to fund our operations or planned growth. We will require additional capital to continue to operate our business beyond the initial phase of these three Argentina properties, and to expand our exploration and development programs to additional properties. There are no assurance that we will be able to obtain the capital required in such a short period of time or at all.

Future acquisitions and future exploration, development, production and marketing activities, as well as our administrative requirements (such as salaries, insurance expenses and general overhead expenses, as well as legal compliance costs and accounting expenses) will require a substantial amount of additional capital and cash flow.

Shortly after the closing of the Share Exchange, we will require such additional capital and we therefore plan to pursue sources of such capital through various financing transactions or arrangements including joint venturing of projects, debt financing, equity financing or other means. There is no assurance that we will be successful in locating a suitable financing transaction in the time period required or at all, or that we will be successful in obtaining the capital we require by other means. Moreover, there is no assurance that, if we do succeed in raising additional capital shortly after the Share Exchange, the capital received will be sufficient to fund our operations going forward without obtaining additional capital financing. Furthermore, future financings are likely to be dilutive to the stockholders, as we will most likely issue additional shares of Common Stock or other equity to the investors in future financing transactions.

Our ability to obtain needed financing may be impaired by such factors as the capital markets (both generally and in the oil and gas industry in particular), our status as a new enterprise without a demonstrated operating history, the location of our oil and natural gas properties in developing countries and prices of oil and natural gas on the commodities market (which will impact the amount of asset-based financing available to us). Further, if oil and/or natural gas prices on the commodities markets decrease, then our revenues will likely decrease, and decreased revenues may increase our requirements for capital. Some of the contractual arrangements governing our operations may require us to maintain minimum capital, and we may lose our contract rights (including exploration, development and production rights) if we do not have the required minimum capital. If the amount of capital we are able to raise from financing activities, together with our revenues from operations, is not sufficient to satisfy our capital needs (even to the extent that we reduce our operations) we may be required to cease our operations.

We May Be Unable To Meet Our Capital Requirements In The Future.

We may need additional capital in the future, which may not be available to us on reasonable terms or at all. The raising of additional capital may dilute your ownership in the Company. We may need to raise additional funds through public or private debt or equity financings in order to meet various objectives including but not limited to:

      o     pursuing growth opportunities, including more rapid expansion;

      o     acquiring complementary businesses;

      o     making capital improvements to improve our infrastructure;

      o     hiring qualified management and key employees;

      o     responding to competitive pressures;

      o     complying with licensing, registration and other requirements; and

      o     maintaining compliance with applicable laws.

Any additional capital raised through the sale of equity may dilute your ownership percentage in us. This could also result in a decrease in the fair market value of our equity securities because our assets would be owned by a larger pool of outstanding equity. The terms of securities we issue in future capital transactions may be more favorable to our new investors, and may include preferences, superior voting rights and the issuance of warrants or other derivative securities, and issuances of incentive awards under equity employee incentive plans, which may have a further dilutive effect.

Furthermore, any additional financing we may need may not be available on terms favorable to us, or at all. If we are unable to obtain required additional financing, we may be forced to curtail our growth plans or cut back our existing operations.

We may incur substantial costs in pursuing future capital financing, including investment banking fees, legal fees, accounting fees, securities law compliance fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we may issue, such as convertible notes and warrants, which will adversely impact our financial condition.

We May Not Be Able To Effectively Manage Our Growth.

Our strategy envisions expanding our business. If we fail to effectively manage our growth, our financial results could be adversely affected. Growth may place a strain on our management systems and resources. We must continue to refine and expand our business development capabilities, our systems and processes and our access to financing sources. As we grow, we must continue to hire, train, supervise and manage new employees. We cannot assure you that we will be able to:

      o     meet our capital needs;

      o     expand our systems effectively or efficiently or in a timely manner;

      o     allocate our human resources optimally;

      o     identify and hire qualified employees or retain valued employees; or

      o incorporate effectively the components of any business that we may acquire in our effort to achieve growth.

If we are unable to manage our growth and our operations our financial results could be adversely affected.

Our Business May Suffer If We Do Not Attract and Retain Talented Personnel.

Our success will depend in large measure on the abilities, expertise, judgment, discretion integrity and good faith of our management and other personnel in conducting the business of Gran Tierra. We have a small management team, and the loss of a key individual or inability to attract suitably qualified staff could materially adversely impact our business. We may also experience difficulties in certain jurisdictions in our efforts to obtain suitably qualified staff and retaining staff who are willing to work in that jurisdiction. Our success depends on the ability of our management and employees to interpret market and geological data correctly and to interpret and respond to economic market and other conditions in order to locate and adopt appropriate investment opportunities monitor such investments and ultimately if required successfully divest such investments. Further, no assurance can be given that our key personnel will continue their association or employment with Gran Tierra or that replacement personnel with comparable skills can be found. We have sought to and will continue to ensure that management and any key employees are appropriately compensated; however, their services cannot be guaranteed. If we are unable to attract and retain key personnel, our business may be adversely affected.

Our  Management  Team  Does Not Have  Extensive  Experience  in  Public  Company
Matters.

Our management team has had limited U.S. public company management experience or responsibilities, which could impair our ability to comply with legal and regulatory requirements such as the Sarbanes-Oxley Act of 2002 and applicable federal securities laws including filing required reports and other information required on a timely basis. There can be no assurance that our management will be able to implement and affect programs and policies in an effective and timely manner that adequately respond to increased legal, regulatory compliance and reporting requirements imposed by such laws and regulations. Our failure to comply with such laws and regulations could lead to the imposition of fines and penalties and further result in the deterioration of our business.

Risks Related to our Prior Business May Adversely Affect our Business.

Prior to the Share Exchange, the business of the Company involved mineral exploration, with a view towards development and production of mineral assets, conducted by Goldstrike, including ownership of 32 mineral claim units in a property in British Columbia, Canada and the exploration of this property. We have determined not to pursue this line of business following the Share Exchange. However, claims arising from the former business of Goldstrike may be made against us. These claims may arise from Goldstrike's activities (including employee and labor matters), financing and credit arrangements or other commercial transactions. While no claims are pending and we have no actual knowledge of any threatened claims, it is possible that third parties may seek to make claims against us. Even if asserted claims are without merit and we have no liability, defense costs and the distraction of management attention may adversely affect our business. If any potential claims are made against us, our business could suffer, in particular if any such claims are material in terms of their magnitude or complexity. Therefore, claims arising from the business of Goldstrike prior to the Share Exchange may have a material adverse affect on the Company's business in the future. While the relevant definitive agreements executed in connection with the Split-o provide indemnities to us for liabilities arising from the prior business activities of Goldstrike, these indemnities may not be sufficient to fully protect us from all costs and expenses.

RISKS RELATED TO OUR INDUSTRY

Our Exploration for Oil and Natural Gas Is Risky and May Not Be Commercially Successful.

Oil and natural gas exploration involves a high degree of risk. These risks are more acute in the earlier stages of exploration. There is no assurance that Gran Tierra's expenditures on exploration will result in new discoveries of oil or natural gas in commercially viable quantities. It is difficult to project the costs of implementing an exploratory drilling program due to the inherent uncertainties of drilling in unknown formations, the costs associated with encountering various drilling conditions such as over pressured zones and tools lost in the hole, and changes in drilling plans and locations as a result of prior exploratory wells or additional seismic data and interpretations thereof. If exploration costs exceed our estimates or if our exploration efforts do not produce results which meet our expectations, our exploration efforts may not be commercially successful, which could have a material adverse affect on our results of operation and financial condition.

We May Not Be Able to Develop Oil and Gas Reserves on an Economically Viable Basis.

To the extent that we succeed in discovering oil and/or natural gas reserves, we cannot assure that these reserves will be capable of production levels we project or in sufficient quantities to be commercially viable. On a long-term basis, Gran Tierra's viability depends on our ability to find or acquire, develop and commercially produce additional oil and gas reserves. Without the addition of reserves through exploration, acquisition or development activities, our reserves and production will decline over time as reserves are produced. Our future reserves will depend not only on our ability to develop then-existing properties, but also on our ability to identify and acquire additional suitable producing properties or prospects, to find markets for the oil and natural gas we develop and to effectively distribute our production into our markets.

Future oil and gas exploration may involve unprofitable efforts, not only from dry wells, but from wells that are productive but do not produce sufficient net revenues to return a profit after drilling, operating and other costs. Completion of a well does not assure a profit on the investment or recovery of drilling, completion and operating costs. In addition, drilling hazards or environmental damage could greatly increase the cost of operations, and various field operating conditions may adversely affect the production from successful wells. These conditions include delays in obtaining governmental approvals or consents, shut-downs of connected wells resulting from extreme weather conditions, problems in storage and distribution and adverse geological and mechanical conditions. While we will endeavor to effectively manage these conditions, we cannot be assured of doing so optimally, and we will not be able to eliminate them completely in any case. Therefore, these conditions will have some adverse effect on our revenue and cash flow levels to varying degrees and result in the impairment of our oil and natural gas interests, which may be material.

Estimates of Oil and Natural Gas Reserves that We Make May Be Inaccurate.

We will make estimates of oil and natural gas reserves, upon which we will base our financial projections. We will make these reserve estimates using various assumptions, including assumptions as to oil and natural gas prices, drilling and operating expenses, capital expenditures, taxes and availability of funds. Some of these assumptions are inherently subjective, and the accuracy of our reserve estimates relies in part on the ability of our management team, engineers and other advisors to make accurate assumptions. Economic factors beyond our control, such as interest rates and exchange rates, will also impact the value of our reserves. The process of estimating oil and gas reserves is complex, and will require us to use significant decisions and assumptions in the evaluation of available geological, geophysical, engineering and economic data for each property. As a result, our reserve estimates will be inherently imprecise. Actual future production, oil and natural gas prices, revenues, taxes, development expenditures, operating expenses and quantities of recoverable oil and gas reserves may vary substantially from those we estimate. If actual production results vary substantially from our reserve estimates, this could have a materially adverse affect on our operating results and financial condition and result in the impairment of our oil and natural gas interests.

Drilling New Wells Could Result in New Liabilities.

There are risks associated with the drilling of oil and natural gas wells, including encountering unexpected formations or pressures, premature declines of reservoirs, blow-outs, craterings, sour gas releases, fires and spills. Reduced revenues or losses resulting from the occurrence of any of these risks could have a materially adverse effect on us and our future results of operations. Gran Tierra may become subject to liability for pollution, blow-outs or other hazards. We will obtain insurance with respect to these hazards, however, such insurance has limitations on liability that may not be sufficient to cover the full extent of such liabilities. The payment of such liabilities could reduce the funds available to Gran Tierra or could in an extreme case, result in a total loss of its properties and assets. Moreover, there can be no assurance that Gran Tierra will be able to maintain adequate insurance in the future at rates that are considered reasonable. Oil and natural gas production operations are also subject to all the risks typically associated with such operations, including premature decline of reservoirs and the invasion of water into producing formations.

Decommissioning Costs Are Unknown and May be Substantial.

Gran Tierra may become responsible for costs associated with abandoning and reclaiming wells, facilities and pipelines which we use for production of oil and gas reserves. Abandonment and reclamation of these facilities and the costs associated therewith is often referred to as "decommissioning." We have not yet determined whether we will establish a reserve account for these potential costs in respect of any of our current properties or facilities, or if we will satisfy such costs of decommissioning from the proceeds of production in accordance with the practice generally employed in onshore and offshore oilfield operations. If decommissioning is required prior to economic depletion of our properties or if our estimates of the costs of decommissioning exceed the value of the reserves remaining at any particular time to cover such decommissioning costs, we may have to draw on funds from other sources to satisfy such costs. The use of other funds to satisfy such decommissioning costs could have a materially adverse effect on our financial position and future results of operations.

If We Are  Unable  to  Obtain  Necessary  Facilities,  Our  Operations  Will  Be
Hampered.

Oil and natural gas exploration and development activities are dependent on the availability of drilling and related equipment, transportation, power and technical support in the particular areas where these activities will be conducted, and our access to these facilities may be limited. To the extent that we conduct our activities in remote areas, needed facilities may not be proximate to our operations, which will increase our expenses. Demand for such limited equipment and other facilities or access restrictions may affect the availability of such equipment to us and may delay exploration and development activities. The quality and reliability of necessary facilities may also be unpredictable and we may be required to make efforts to standardize our facilities, which may entail unanticipated costs and delays. Shortages and/or the unavailability of necessary equipment or other facilities will impair our activities, either by delaying our activities, increasing our costs or otherwise. We May Have Difficulty Distributing Our Production.

In order to sell the oil and natural gas that we are able to produce, we will have to make arrangements for storage and distribution to the market. We will rely on local infrastructure and the availability of transportation for storage and shipment of our products, but infrastructure development and storage and transportation facilities may be insufficient for our needs at commercially acceptable terms in the localities in which we operate. This will be particularly problematic to the extent that our operations are conducted in remote areas that are difficult to access, such as areas that are distant from shipping and/or pipeline facilities. These factors may affect our ability to explore and develop properties and to store and transport our oil and gas production and may increase our expenses.

Furthermore, there can be no assurance that future instability in one or more of the countries in which we will operate, weather conditions or natural disasters, actions by companies doing business there, labor disputes or actions taken by the international community will not have a material adverse effect on the distribution of oil and/or natural gas and in turn on our financial conditions or operations.

Prices and Markets for Oil and Natural Gas Are Unpredictable and Tend to Fluctuate Significantly.

Oil and natural gas are commodities whose prices are determined based on world demand, supply and other factors, all of which are beyond our control. World prices for oil and natural gas have fluctuated widely in recent years. We expect that prices will fluctuate in the future. Price fluctuations will have a significant impact upon our revenue, the return from our reserves and on our financial condition generally. Price fluctuations for oil and natural gas commodities may also impact the investment market for companies engaged in the oil and gas industry. Although during 2005 market prices for oil and natural gas have risen to near-record levels, there is no assurance that these prices will remain at current levels. Future decreases in the prices of oil and natural gas may have a material adverse effect on our financial condition and future results of operations.

Increases in Our Operating Expenses will Impact Our Operating Results and Financial Condition.

Exploration, development, production, marketing (including distribution costs) and regulatory compliance costs (including taxes) will substantially impact the net revenues we derive from the oil and gas that we produce. These costs are subject to fluctuations and variation in different locales in which we will operate, and we may not be able to predict or control these costs. If these costs exceed our expectations, this may adversely affect our results from operations. In addition, we may not be able to earn net revenue at our predicted levels, which may impact our ability to satisfy our obligations or may otherwise adversely affect our financial condition.

Penalties We May Incur Could Impair Our Business.

Failure to comply with government regulations could subject us to civil and criminal penalties, could require us to forfeit property rights, and may affect the value of our assets. We may also be required to take corrective actions, such as installing additional equipment increasing or taking other actions, each of which could require us to make substantial capital expenditures. We could also be required to indemnify our employees in connection with any expenses or liabilities that they may incur individually in connection with regulatory action against them. As a result, there could be a material adverse effect on our prospects, business, financial condition and our results of operation.

Environmental Risks May Adversely Affect Our Business.

All phases of the oil and natural gas business present environmental risks and hazards and are subject to environmental regulation pursuant to a variety of international conventions and federal, provincial and municipal laws and regulations. Environmental legislation provides for, among other things, restrictions and prohibitions on spills, releases or emissions of various substances produced in association with oil and gas operations. The legislation also requires that wells and facility sites be operated, maintained, abandoned and reclaimed to the satisfaction of applicable regulatory authorities. Compliance with such legislation can require significant expenditures and a breach may result in the imposition of fines and penalties, some of which may be material. Environmental legislation is evolving in a manner we expect may result in stricter standards and enforcement, larger fines and liability and potentially increased capital expenditures and operating costs. The discharge of oil, natural gas or other pollutants into the air, soil or water may give rise to liabilities to foreign governments and third parties and may require us to incur costs to remedy such discharge. We can give no assurance that the application of environmental laws to our business will not cause us to curtail our production or a materially increase the costs of our production, development or exploration activities or otherwise adversely affect our financial condition, results of operations or prospects.

Our Insurance May Be Inadequate to Cover Liabilities We May Incur.

Our involvement in the exploration for and development of oil and natural gas properties may result in our becoming subject to liability for pollution, blow-outs, property damage, personal injury or other hazards. Although we will obtain insurance in accordance with industry standards to address such risks, such insurance has limitations on liability that may not be sufficient to cover the full extent of such liabilities. In addition, such risks may not, in all circumstances be insurable or, in certain circumstances, we may choose not to obtain insurance to deal with specific risks due to the high premiums associated with such insurance or for other reasons. The payment of such uninsured liabilities would reduce the funds available to us. If we suffer a significant event or occurrence that is not fully insured against, or if the insurer of such event is not solvent, this could have a material adverse effect on Gran Tierra's results of operations or financial condition.

Our Business is Subject to Local Legal, Political and Economic Factors which are Beyond Our Control.

We initially expect to operate our business in Argentina and other South American countries, and to expand into North Africa and the Middle East and Southeast Asia. We believe that Argentina's legal system is sufficiently developed, its political environment is sufficiently supportive and its economic condition is sufficiently stable to enable us to plan and implement our operations, and we expect that these conditions in other countries in which we plan to conduct business will be hospitable to us.

However, there are risks that conditions will change in an adverse manner. These risks include, but are not limited to, terrorism, military repression, interference with private contract rights (such as privatization), extreme fluctuations in currency exchange rates, high rates of inflation, exchange controls and other laws or policies affecting environmental issues (including land use and water use), workplace safety, foreign investment, foreign trade, investment or taxation, as well as restrictions imposed on the oil and natural gas industry, such as restrictions on production, price controls and export controls. Any changes in oil and gas or investment regulations and policies or a shift in political attitudes in Argentina or other countries in which we intend to operate are beyond our control and may adversely affect our business and future financial results.

For instance, changes in laws in the jurisdiction in which we operate or expand into with the effect of favoring local enterprises, changes in political views regarding the exploitation of natural resources and economic pressures may make it more difficult for us to negotiate agreements on favorable terms, obtain required licenses, comply with regulations or effectively adapt to adverse economic changes, such as increased taxes, higher costs, inflationary pressure and currency fluctuations. These factors, individually or in the aggregate, may materially adversely affect our operations and financial condition.

Local Legal and Regulatory Systems in Which We Operate May Create Uncertainty Regarding Our Rights and Operating Activities.

As a result of the Share Exchange, we are a US company that is subject to US laws and regulations. The jurisdictions in which we intend to operate our exploration, development and production activities may have different or less developed legal systems than the US, which may result in risks such as:

      o effective legal redress in the courts of such jurisdictions, whether in respect of a breach of law or regulation, or, in an ownership dispute, being more difficult to obtain;

      o     a  higher  degree  of   discretion  on  the  part  of   governmental
            authorities;

      o the lack of judicial or administrative guidance on interpreting applicable rules and regulations;

      o inconsistencies or conflicts between and within various laws, regulations, decrees, orders and resolutions; and

      o     relative inexperience of the judiciary and courts in such matters.

In certain jurisdictions the commitment of local business people, government officials and agencies and the judicial system to abide by legal requirements and negotiated agreements may be more uncertain, creating particular concerns with respect to licenses and agreements for business. These licenses and agreements may be susceptible to revision or cancellation and legal redress may be uncertain or delayed. We can make no assurance that property right transfers, joint ventures, licenses, license applications or other legal arrangements pursuant to which we operate will not be adversely affected by the actions of government authorities and the effectiveness of and enforcement of our rights under such arrangements in these jurisdictions cannot be assured.

Our Business Will Suffer if We Cannot Obtain or Maintain Necessary Licenses.

Our operations will require licenses, permits and in some cases renewals of licenses and permits from various governmental authorities. We believe that we will be able to obtain all necessary licenses and permits to carry on the activities which we contemplate under the three Argentina properties and that we will be able to obtain licenses and permits necessary for our future properties and operations. However, our ability to obtain, sustain or renew such licenses and permits on acceptable terms is subject to change in regulations and policies and to the discretion of the applicable governments, among other factors. Our inability to obtain, or our loss of or denial of extension to any of these licenses or permits may have a materially adverse impact on our operations and financial condition.

Challenges to Our Properties May Impact Our Financial Condition.

Title to oil and natural gas interests is often not capable of conclusive determination without incurring substantial expense. While Gran Tierra intends to make appropriate inquiries into the title of properties and other development rights we acquire, no absolute assurances can be given that title defects will not exist. In addition, we may be unable to obtain adequate insurance for title defects, on a commercially reasonable basis or at all. If title defects do exist, it is possible that we may lose all or a portion of our right, title and interest in and to the properties to which the title defects relate.

Furthermore, no assurance can be given that applicable governments will not revoke or unfavorably alter the conditions of exploration and development authorizations that we procure, or that third parties will not challenge any exploration and development authorizations we procure. There is no certainty that such rights or additional rights we apply for will be granted or renewed on terms satisfactory to us.

If our property rights are reduced, whether by governmental action or third party challenges, our ability to conduct our exploration, development and production may be impaired, which could have a material adverse affect on our financial condition.

Foreign Currency Exchange Rate Fluctuations May Affect Our Financial Results.

We expect to sell our oil and natural gas production under agreements that will be denominated in US dollars and foreign currencies. Many of the operational and other expenses we incur will be paid in the local currency of the country where we perform our operations. As a result, fluctuations in the US dollar against the local currencies in jurisdictions where we operate could result in unanticipated and material fluctuations in our financial results.

We Will Rely on Technology to Conduct Our Business and Our Technology Could Become Ineffective Or Obsolete.

We rely on technology, including geographic and seismic analysis techniques and economic models, to develop our reserve estimates and to guide our exploration and development and production activities. We will be required to continually enhance and update our technology to maintain its efficacy and to avoid obsolescence. The costs of doing so may be substantial, and may be higher than the costs that we anticipate for technology maintenance and development. If we are unable to maintain the efficacy of our technology, our ability to manage our business and to compete may be impaired. Further, even if we are able to maintain technical effectiveness, our technology may not be the most efficient means of reaching our objectives, in which case we may incur higher operating costs than we would were our technology more efficient. The impact of technical shortcomings could have a material adverse effect on our prospects, business, financial condition and results of operations.

RISKS RELATED TO OUR COMMON STOCK

There Has Been No Established Trading Market for the Common Stock.

There has been no established trading market for the Common Stock. The lack of an active market may impair your ability to sell your shares at the time you wish to sell them or at a price that you consider reasonable. The lack of an active market may also reduce the fair market value of your shares. An inactive market may also impair the Company's ability to raise capital by selling shares of capital stock and may impair the Company's ability to acquire other companies or technologies by using Common Stock as consideration.

You May Have  Difficulty  Trading  and  Obtaining  Quotations  for Our  Common
Stock.

The Common Stock is currently quoted on NASD's Over-the-Counter Bulletin Board under the symbol "GDSK.OB." The Common Stock is not actively traded, and the bid and asked prices for our Common Stock have fluctuated widely. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations of the price of, our securities. This severely limits the liquidity of the Common Stock, and would likely have a material adverse effect on the market price of the Common Stock and on our ability to raise additional capital.

The Market Price of Our Common Stock Is, and Is Likely to Continue to Be, Highly Volatile and Subject to Wide Fluctuations.

The market price of the Common Stock is likely to be highly volatile and could be subject to wide fluctuations in response to a number of factors that are beyond our control, including:

      o dilution caused by our issuance of additional shares of Common Stock and other forms of equity securities, which we expect to make in connection with future capital financings to fund our operations and growth, to attract and retain valuable personnel and in connection with future strategic partnerships with other companies;

      o announcements of new acquisitions, reserve discoveries or other business initiatives by our competitors;

      o fluctuations in revenue from our oil and natural gas business as new reserves come to market;

      o changes in the market for oil and natural gas commodities and/or in the capital markets generally;

      o changes in the demand for oil and natural gas, including changes resulting from the introduction or expansion of alternative fuels; and

      o changes in the social, political and/or legal climate in the regions in which we will operate.

In addition, the market price of our Common Stock could be subject to wide fluctuations in response to:

      o     quarterly variations in our revenues and operating expenses;

      o changes in the valuation of similarly situated companies, both in our industry and in other industries;

      o     changes  in  analysts'   estimates   affecting   our  company,   our
            competitors and/or our industry;

      o changes in the accounting methods used in or otherwise affecting our industry;

      o     additions and departures of key personnel;

      o announcements of technological innovations or new products available to the oil and natural gas industry;

      o announcements by relevant governments pertaining to incentives for alternative energy development programs;

      o fluctuations in interest rates, exchange rates and the availability of capital in the capital markets; and

      o significant sales of our Common Stock, including sales by the investors following registration of the shares of Common Stock issued in this Offering and/or future investors in future offerings we expect to make to raise additional capital.

These and other factors are largely beyond our control, and the impact of these risks, singly or in the aggregate, may result in material adverse changes to the market price of our Common Stock and/or our results of operation and financial condition.

Our Operating Results May Fluctuate Significantly, and These Fluctuations May Cause Our Stock Price to Decline.

Our operating results will likely vary in the future primarily as the result of fluctuations in our revenues and operating expenses, including the coming to market of oil and natural gas reserves that we are able to develop, expenses that we incur, the prices of oil and natural gas in the commodities markets and other factors. If our results of operations do not meet the expectations of current or potential investors, the price of our Common Stock may decline.

We Do Not Expect to Pay Dividends In the Foreseeable Future.

We do not intend to declare dividends for the foreseeable future, as we anticipate that we will reinvest any future earnings in the development and growth of our business. Therefore, investors will not receive any funds unless they sell their Common Stock, and stockholders may be unable to sell their shares on favorable terms or at all. Investors cannot be assured of a positive return on investment or that they will not lose the entire amount of their investment in the Common Stock.

Applicable SEC Rules Governing the Trading of "Penny Stocks" Limit the Trading and Liquidity of the Common Stock, Which May Affect the Trading Price of the Common Stock.

Shares of Common Stock may be considered a "penny stock" and be subject to SEC rules and regulations which impose limitations upon the manner in which such shares may be publicly traded and regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules which may increase the difficulty investors may experience in attempting to liquidate such securities.

Employees

As of November 10, 2005 we have 7 full-time employees. None of our employees is represented by a labor union, and we consider our employee relations to be good.

PLAN OF OPERATIONS

As the result of the change in the business and operations of the Company from mineral exploration and development prior to the Share Purchase and Split-off (referred to collectively as the "Transactions") to oil and natural gas exploration following the Transactions, a discussion of our past financial results is not pertinent to the business plan of the Company on a going forward basis.

The following describes our current business plan, including our ability to satisfy our cash requirements and needs/plans to raise additional funds over the next year; a summary of planned acquisition, exploration and development initiatives and expected expenditures.

After giving effect to the Transactions, Gran Tierra's cash balance is expected to be approximately $1.4 million, representing net proceeds received from Goldstrike as the result of its completion of a private placement of its securities. This balance is net of monies advanced to Gran Tierra Energy to finance the Argentine Acquisition and to provide additional working capital to Gran Tierra Energy, and net of costs associated with the Transactions.

Capital expenditures for the Palmar Largo joint venture have been unusually high in 2005 due principally to the drilling of two wells, contributing to a capital budget of approximately $20.8 million for the year ($2.9 million for a 14% share). Over the year, these expenditures are covered by cash flow from the property. However, as both wells are being drilled later in the year, much of the expenditure is being borne by Gran Tierra, which has had access to cash flow only since September 1, 2005. Gran Tierra's share of capital expenditures to December 31, 2005 is expected to be approximately $2.2 million and is being funded partly from cash flow and partly from available cash. Following the completion of the second well expected in December 2005, cash flow surpluses are expected to return. Plans for the Palmar Largo joint venture for 2006 include a modest expenditure budget, with no additional drilling. The preliminary capital budget for 2006 is $1.2 million to Gran Tierra.

Gran Tierra's plan for growth is linked to its financial capabilities. Our integrated strategy can be described as follows:

o Gran Tierra Energy completed an initial equity financing to acquire funds for general and administrative expenses incurred as it assessed opportunities and identified an appropriate first acquisition. Goldstrike completed a private placement offering, the proceeds of which were used to fund the Argentine Acquisition and provide additional working capital. Operating cash flow generated by the Argentina properties will allow Gran Tierra to expand its activities and capabilities, by hiring additional staff.

o We plan on continuing to assess opportunities and identify appropriate acquisitions. Current acquisition targets include "tuck-in" opportunities in Argentina as well as acquisitions which will provide the Company with new country entries.

o Identification and successful completion of such acquisitions will provide additional cash flow which will allow Gran Tierra to expand its activities and capabilities, assume a role as an operator, and advance exploration and development opportunities.

We expect an increase in general and administrative expenditures to approximately $200,000 per month, equivalent to our current operating cash flow. We have expanded our staff in Calgary from three to six employees with additions in the areas of geoscience, accounting and administration, and are targeting one or two additional hires. We are establishing an office in Buenos Aires, Argentina and our Vice President of Latin America is re-locating from Quito, Ecuador. Our staff complement in Buenos Aires is expected to increase to three before year-end, with an operational focus. We are targeting two additional hires in Buenos Aires early in 2006.

We expect our net cash position to stabilize in January 2006 (following the drilling of the Palmar Largo well). A portion of Gran Tierra's current cash balance will cover the projected cash deficit to that time.

Following is a summary of the short and longer term components of our business plan:

Short-Term Plan

      o Acquire additional opportunities to increase production and cash flow, provide exploration and development upside and create a regional presence with an initial focus on opportunities in Argentina and Colombia.

      o Establish production bases, tuck-in exploration and/or development opportunities and add more speculative exploration targets.

      o Target acquisitions that provide growth, production and exploration opportunities and qualified local personnel.

Long-Term Plan

      o Expand acquisitions of additional opportunities to other areas of South American and, eventually, other regions including Northeast Africa, the Middle East and Southeast Asia.

      o Create independent business units for each country implementing a business model similar to that implemented for Gran Tierra.

      o Evolve from creating value by acquisition to creating value by exploration and drilling.

Business Principles

      o     Engage   qualified,    experienced,    intelligent   and   motivated
            professionals

      The  management  team of Gran  Tierra  has  over  100  years  of  hands-on
      international   experience  and  has  developed   extensive  contacts  and
      relationships that it can bring together to build the company.

      Qualified geophysicists, geologists and engineers are in short supply. We believe that Gran Tierra offers an enticing opportunity for such professionals by providing them with the opportunity to work with other professionals that they know and with whom they have worked effectively in the past to build a successful international exploration and production company.

o Position in countries that are welcoming to foreign investment, that provide attractive fiscal terms and offer opportunities that have been previously ignored or undervalued

      The pace of oil and gas exploration and development in countries around the world is generally dictated by geology, government policy and regulation, as well as oil and gas prices. The presence or absence of such factors can limit or prevent a country from realizing its oil and gas resource potential. Governments of certain countries facing declining production have taken steps to improve the economics of oil and gas exploration and development and attract foreign investment. In addition, the recent increases in oil and gas prices have positively impacted the pace of oil and gas exploration and development in many countries.

      Gran Tierra plans to target smaller, overlooked and/or undervalued exploration, development and production opportunities via joint venture arrangements. The oil industry is about finding and producing oil and gas. It is inherently a risky business as there is no certainty of oil or gas until a well is drilled and there is no certainty of reserves until the last barrel is produced. For this reason, oil companies usually work together, in a joint venture arrangement, to spread risk and manage their portfolios.

      We plan to initially target South America, initially in Argentina where activity has historically been dominated by the national oil company and Colombia which has revamped its energy policies to appeal to smaller foreign companies.

o     Establish an effective local presence

      We believe that establishing an effective local presence is essential for an international oil and gas company - that is familiar with the local operating environment, with the local oil and gas industry, with local companies and governments - in order to facilitate business. We plan to achieve a local presence by staffing with qualified and respected local management and professionals. Additionally, our ability to run our international operations as a "local" company is expected to produce general business advantages.

o   Assess and close opportunities expeditiously

      A local company structure is also expected to provide the Company with the
      ability  to  quickly  and  efficiently   assess  and  close  oil  and  gas
      opportunities.

o Create alliances with companies that are active in areas of interest, and consolidate initial land/property positions

      This is a two-pronged approach to growth. Gran Tierra's initial offer to purchase interests in connection with the Argentine Acquisition provided us with introductions to four local company partners who have been negotiating with the Company for other opportunities both inside the country and elsewhere in South America. At the same time, we have been pursuing opportunities with other companies that our management team has affiliations with and/or where a strategic fit has been sought. The oil industry, worldwide, is characterized by cooperation between companies; Gran Tierra is finding an early niche in Argentina.

o Build a balanced portfolio of production, development, step-out and more speculative exploration opportunities

      Gran Tierra's growth strategy is initially focused on acquisition of property - establishing a base of production in a region or country to provide immediate cash flow then moving quickly to add tuck-in exploration opportunities. These will include both low and higher risk projects, with appropriate working interests. The most effective risk mitigation in international oil and gas is diversification, and the highest chance of exploration success results from the largest number of exploration projects. For Gran Tierra, this will translate to smaller working interest in many exploration prospects rather than a large interest in a single prospect.

      As Gran Tierra continues to build its portfolio and personnel, it will assume a role as operator for selected joint ventures.

o     Take a pragmatic approach to business

      This is about focusing on fundamentals - geological risk, operational realties and business practicalities. As a smaller company, Gran Tierra must be focused and must use its experience and expertise to move the Company forward, practically.

o     Mix technical excellence with common sense

      Technical excellence in the oil and gas business is not typically about inventing a new technology. Rather, it is about applying an existing technology in a new way or new location. It encompasses knowing what technology is out there and opening to new possibilities. Some of this is aptitude, some of this is learning. As all of the members of the current management team have had significant experience in large international companies who tend to be on the vanguard of technology, they can bring the knowledge-base of the multi-national into the small company environment.

o     Do business in familiar countries with familiar people and familiar assets

      This is the practical benefit of experience. Our business model is a bringing together of peoples' knowledge and relationships into a single entity with a single purpose.

      Gran Tierra cannot compete with the international oil and gas industry on an open tender basis. Assets and opportunities that are offered globally will receive a premium price and chance of success for any one bidder is low. This is not Gran Tierra's territory. Our approach is based on niche opportunities for buyer and seller.

PROPERTIES

The Company leases office space in Calgary, Alberta and has temporary office space in Quito, Ecuador and in Buenos Aires, Argentina, on month to month terms.

The following table describes the properties acquired by Gran Tierra Energy effective September 1, 2005. Metrics and values represent a June 1, 2005 evaluation date.

Property     Working               Reserves/
             Interest Operator     Production/Cashflow     Purchase Price
--------------------------------------------------------------------------------

Palmar Largo  14%     Pluspetrol   705,000 bbl, 386 b/d,
                                   $217,000/mo             $6,969,659, $9.79/bbl

Nacatimbay    50%     CGC          minor gas/condensate    $50,467
                                   production

Ipaguazu      50%     CGC          non-producing           $12,588
--------------------------------------------------------------------------------

Reserves

Gran Tierra's offer for Palmar Largo was based on projected value for proved producing reserves, equivalent to 705 thousand barrels for Gran Tierra's 14% working interest at June 1, 2005. These estimates are net before royalties. They are supported by an independent reserve assessment for the property.

Gran Tierra did not assign value to non-producing or undeveloped producing reserves or to probable or possible reserves, including reserves that may be attributable to two wells planned for the year.

Production

Production for Palmar Largo averaged 485 barrels per day in 2003, 434 barrels per day in 2004 and 388 barrels per day for the first half of 2005, corresponding to a 14% share (net before royalties). Average sales prices were $24.98 per barrel in 2003, $29.67 per barrel in 2004 and $29.44 per barrel for the first six months of 2005. Oil prices in Argentina are regulated according to a tax on exports of oil, which effectively establishes a ceiling for domestic prices. The export tax escalates to 45% of value over $45 per barrel for West Texas Intermediate (WTI) oil; the tax is currently scheduled to expire in February 2007. Production from Palmar Largo is transported by pipeline and truck to a nearby refinery. Oil is sold under contract and at a discount to WTI that ranges between 22% and 41% for WTI between $32 and $65 per barrel.

Operating costs for Palmar Largo averaged $7.33 per barrel in 2003, $8.98 per barrel in 2004 and $11.94 per barrel over the first half of 2005 (due to workover activity).

Wells, Acreage, Present Activity

There are currently 35 (gross) wells producing at Palmar Largo. One well is inactive and 9 wells are abandoned. Total area covered by the joint venture is approximately 1,380 square kilometers - Gran Tierra's interest is 14%. The Company also holds a 50% interest in two minor properties. The Nacatimbay property encompasses 148 square kilometers. One (gross) well is currently producing. The Ipaguazu concession covers 175 square kilometers, and is currently non-producing. All lands are considered developed acreage.

Two (gross) wells have been drilled in 2005 at Palmar Largo. One exploration well was abandoned. A second twin of an existing well is currently drilling. One (gross) development well was drilled at Palmar Largo in 2004; no other wells were drilled in the 2003 to 2005 period.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of November 10, 2005 by (i) each person who, to our knowledge, beneficially owns more than 5% of the shares of Common Stock;
(ii) each of the directors and executive officers of the Company; and (iii) all of our executive officers and directors as a group.

                                                 Number of           Percentage
                                                  Shares              of Common
Name and Address of Beneficial Owner            Beneficially            Stock
                                                  Owned (1)          Outstanding

Dana Coffield (2)                                 1,734,661              4.11%
James Hart                                        1,689,683              4.00
Max Wei                                           1,689,683              4.00
Rafael Orunesu                                    1,689,683              4.00
Jeffrey Scott (3)                                 2,213,857              5.25
Walter Dawson (4)                                 1,847,619              4.38
Verne Johnson (5)                                 1,479,542              3.51

Directors and executive officers as a
group (total of 7 persons)                       12,344,720            27.46%

* Less than 1% of the outstanding Common Stock

(1) Beneficial ownership is calculated based on 42,191,873 shares of Common Stock issued and outstanding as of November 10, 2005. Beneficial ownership is determined in accordance with Rule 13d-3 of the SEC. The number of shares beneficially owned by a person includes shares of Common Stock underlying options or warrants held by that person that are currently exercisable or exercisable within 60 days of November 10, 2005. The shares issuable pursuant to the exercise of those options or warrants are deemed outstanding for computing the percentage ownership of the person holding those options and warrants but are not deemed outstanding for the purposes of computing the percentage ownership of any other person. The persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite that person's name, subject to community property laws, where applicable.

(2) The number of shares beneficially owned includes 14,993 shares issuable on exercise of warrants exercisable within 60 days of November 10, 2005.

(3) The number of shares beneficially owned includes 174,981 shares issuable on exercise of warrants exercisable within 60 days of November 10, 2005.

(4) The number of beneficially owned includes 158,730 shares of Common Stock held by Mr. Dawson's spouse.

(5) The number of shares beneficially owned includes 62,492 shares issuable on exercise of warrants exercisable within 60 days of November 10, 2005.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Concurrently with the consummation of the Share Purchase, the officers and directors of Goldstrike resigned and simultaneously therewith new officers and new directors of the Board of Directors were designated. The Board consists of 5 members.

Executive Officers

The following provides general information for the persons who hold executive officer positions with the Company:

Name                    Age     Executive Officer Position Held With Company
----------------------  -----   -----------------------------------------------

Dana Coffield            47     President and Chief Executive Officer

James Hart               51     Vice President Finance and Chief Financial
                                Officer

Max Wei                  56     Vice President of Operations

Rafael Orunesu           50     Vice President - Latin America

Dana Coffield, President & CEO. Prior to joining Gran Tierra Energy, Inc. in May 2005, Mr. Coffield was Vice President of the Middle East Business Unit for EnCana Corporation, North America's largest independent oil and gas company, from April 2002 through April 2004. His responsibilities included business development, exploration operations, commercial evaluations, government and partner relations, planning and budgeting, environment/health/safety, security and management of several overseas operating offices. From July 1998 through April 2002, he held various senior management positions for EnCana's predecessor, Alberta Energy Company, where he managed petroleum exploration and production operations in five countries. Previous to that time, he was with ARCO International for ten years, where he participated in exploration and production operations in North Africa, SE Asia and Alaska. He began his career as a mud-logger in the Texas Gulf Coast and later as a Research Assistant with the Earth Sciences and Resources Institute where he conducted geoscience research in North Africa, the Middle East and Latin America. Dana has participated in the discovery of over 130,000,000 barrels of oil equivalent reserves. Mr. Coffield graduated from the University of South Carolina with an MSc and PhD in Geology, based on research conducted in the Oman Mountains in Arabia and Gulf of Suez in Egypt respectively. In addition, Mr. Coffield holds a BSc in Geological Engineering from the Colorado School of Mines, is a member of the AAPG, the GSA and the CSPG, and is a Fellow of the Explorers Club.

James Hart, VP Finance & CFO. Prior to joining Gran Tierra Energy, Inc. in May 2005, Mr. Hart was an internal consultant with EnCana Corporation, from November 2001 through April 2005, providing specialized business analyses, ideas and advice for international and corporate clients. Previously, from December 1994 to October 2001, he was Treasurer of Gulfstream Resources, an international oil and gas company active in Qatar, Oman and Madagascar (eventually acquired by Anadarko). Mr. Hart was responsible for financing initiatives and commercial assessments and served as a spokesperson for the company. Mr. Hart's prior experience includes a varied tenure at Nexen (formerly Canadian Occidental
Petroleum) from 1984 to 1994, as Manager of the company's worldwide Treasury activities and as Senior Advisor responsible for corporate acquisitions. He was primarily responsible for completing several international acquisitions totaling $220,000,000, and was actively involved in strategy initiatives of the company. He began his career with the Alberta Petroleum Marketing Commission, providing policy advice to the Provincial Government. Mr. Hart graduated from the University of Manitoba with a Masters in Natural Resources Management (Economics specialization) and a BSc in Geology. He is frequent instructor for the Canadian Petroleum Institute and EuroMaTech Seminars.

Max Wei, VP Operations. Mr. Wei is a Petroleum Engineering graduate from University of Alberta and has twenty-five years of experience as a reservoir engineer and project manager for oil and gas exploration and production in Canada, the US, Qatar, Bahrain, Oman, Kuwait, Egypt, Yemen, Pakistan, Bangladesh, Russia, Netherlands, Philippines, Malaysia, Venezuela and Ecuador, among other countries. Max began his career with Shell Canada in 1979 and later with Imperial Oil, in Heavy Oil Operations. He moved to the US in 1986 to work with Bechtel Petroleum Operations at Naval Petroleum Reserves in Elk Hills, California and joined Occidental Petroleum in Bakersfield, California in March of 1933 as its Senior Reservoir Engineer. Max returned to Canada in June 2000 as Senior Reservoir Engineer with Marathon Canada and in January of 2001 joined AEC International and its successor, EnCana Corporation as Team Leader for Qatar and Bahrain operations where he worked until 2004. He completed a project management position with Petronas in Malaysia in April, 2005, before joining Gran Tierra Energy in May 2005.

Max is specialized in reservoir engineering, project management, production operations, field acquisition and development, and mentoring. He is a registered Professional Engineer in the State of California and a member of the Association of Professional Engineers, Geologists and Geophysicists of Alberta. Max has a BSc in Petroleum Engineering from the University of Alberta and Certification in Petroleum Engineering from Southern Alberta Institute of Technology.

Rafael Orunesu, VP Latin America. Raphael Orunesu brings a mix of operations management, project evaluation, production geology, reservoir and production engineering as well as leadership skills to Gran Tierra, with a South American focus. He was most recently Engineering Manager for Pluspetrol Norte SA, from 1997 through 2004, responsible for planning and development operations in the Peruvian North jungle. He participated in numerous evaluation and asset purchase and sale transactions covering Latin America and North Africa, incorporating 200,000,000 barrels of oil over a five-year period. Rafael was previously with Pluspetrol Argentina from 1990 to 1996 where he managed the technical/economic evaluation of several oil fields. He began his career with YPF, initially as a geologist in the Austral Basin of Argentina and eventually as Chief of Exploitation Geology and Engineering for the Catriel Field in the Nuequen Basin, where he was responsible for drilling programs, workovers and secondary recovery projects.

Rafael has a postgraduate degree in Reservoir Engineering and Exploitation Geology from Universidad Nacional de Buenos Aires and a degree in Geology from Universidad Nacional de la Plata, Argentina.

Board of Directors

The following provides certain information with respect to each of our directors. Except as otherwise indicated, each person has been or was engaged in his present or last principal occupation, in the same or a similar position, for more than five years.

                               Positions  Held & Principal  Occupations  During
Name                  Age      the Past 5 Years
--------------------  ------   -------------------------------------------------

Jeffrey Scott         43       Chairman  of the Board.  Since 2001,  Mr.  Scott
                               has served as  President  of Postell  Energy Co.
                               Ltd., a privately held junior oil and gas producing company. Mr. Scott is a Director of Saxon Energy Services, Inc. and High Plains
                               Energy.

Walter Dawson         65       Director.  Mr. Dawson has been the Chairman, CEO
                               and  Director  of Saxon  Energy  Services,  Inc.
                               since 2001. Prior to his time at Saxon he founded Enserco Energy Services (formerly Bonus
                               Resource  Services) and was  President,  CEO and
                               Director of Computalog Gearhart. Mr. Dawson is the Chairman of the Board of Directors of High
                               Plains Energy.

                               Positions  Held & Principal  Occupations  During
Name                  Age      the Past 5 Years
--------------------  ------   -------------------------------------------------

Verne Johnson         61       Director.  Mr.  Johnson is a Director of Harvest
                               Energy  Trust.  He  was  formerly   President  &
                               Director of ELAN  Energy,  President  of Paragon
                               Petroleum.

Dana Coffield         47       Director.  President and Chief Executive Officer
                               of Gran Tierra.

James Hart            51       Director.  Vice  President  of Finance and Chief
                               Financial Officer of Gran Tierra.

Board Committees

The Company intends that in the near future a majority of its directors will be independent directors of which at least one director will qualify as an "audit committee financial expert." Additionally, the Board of Directors is expected to appoint an audit committee, nominating committee and compensation committee, to adopt charters relative to each such committee and to formulate and adopt a code of ethics.

EXECUTIVE COMPENSATION

Gran Tierra Energy was not formed until January 2005 and its business activities did not begin until May 2005. Accordingly, no compensation was paid to its executive officers during the fiscal year ended December 31, 2004. The executive officers of Goldstrike served without compensation for the fiscal period from Goldstrike's incorporation on June 9, 2003 through December 31, 2003 and for the fiscal year ended December 31, 2004.

The Company will provide the executive officers with insurance benefits and other employee benefits as determined by management from time to time. The Company will also make advances and/or reimburse its executive officers and other employees for travel, meal and other expenses incurred from time to time on behalf of the Company, in accordance with the Company's expense policies. The Company pays its Vice President of Latin America $6,250.00 per month to cover living expenses incurred by such executive in Quito, Ecuador.

Employment Contracts and Termination of Employment and Change in Control

Gran Tierra has entered into executive employment agreements with all members of its current management team. The employment agreements entered into between Gran Tierra and Dana Coffield, James Hart and Max Wei have identical terms except for the position held by each such person and terms related to participation on the Board of Directors for Mr. Coffield and Mr. Hart. The respective employment agreements provide for an initial annual base salary of $150,000 and provide for unspecified annual bonuses and options as warranted. The executive employment agreements became effective on May 1, 2005 and have initial terms of three-years, subject to extension or earlier termination and provide for severance payment to each employee, in the event they are terminated without cause or the employee terminates the agreement for good reason, in the amount of two times total compensation for the prior year. "Good reason" includes an adverse change in the Executive's position, title, duties or responsibilities or any failure to re-elect him to such positions, titles or duties (except termination for Cause); a reduction of the Executive's Base Salary; a sale of substantially all of the assets of the company; a change in control in any manner whatsoever, and; any breach by the Company of the Employment Agreement. All agreements include standard indemnity, insurance, non-competition and confidentiality provisions. Initial contract terms for each of Dana Coffield, James Hart and Max Wei included rights to purchase 200,000 shares of Gran Tierra prior to an initial public offering. These rights have since been removed, with mutual consent.

The Company has also entered into an employment agreement with Rafael Orunesu which provides for an initial annual base salary of $150,000, unspecified annual bonuses and options as warranted. The agreement became effective on March 1, 2005 and has an initial term of two-years which terminates on March 1 2007, subject to extension or earlier termination. The agreement provides for severance payments in the event of the employee's termination without cause or for good reason, in an amount equal to the salary payable under the employment agreement during any remaining time in the initial two year term. Initial rights to purchase 200,000 shares of Gran Tierra prior to an initial public offering have since been removed, with mutual consent.

2005 EQUITY INCENTIVE PLAN

Summary

The Board reserved a total of 2,000,000 shares of common stock for issuance under the 2005 Equity Incentive Plan (the "Plan"). If an incentive award granted under the Plan expires, terminates, is unexercised or is forfeited, or if any shares are surrendered to us in connection with an incentive award, the shares subject to such award and the surrendered shares will become available for further awards under the Plan.

Shares issued under the Plan through the settlement, assumption or substitution of outstanding awards or obligations to grant future awards as a condition of acquiring another entity will not reduce the maximum number of shares available under the Plan. In addition, the number of shares subject to the Plan, any number of shares subject to any numerical limit in the Plan, and the number of shares and terms of any incentive award may be adjusted in the event of any change in the outstanding common stock of the Company by reason of any stock dividend, spin-off, split-up, stock split, reverse stock split, recapitalization, reclassification, merger, consolidation, liquidation, business combination or exchange of shares or similar transaction.

No more than 750,000 shares of the authorized shares may be allocated to incentive awards granted or awarded to any individual participant during any 36-month period. Any shares of restricted stock, restricted stock units, performance grants or stock awards that are forfeited will not count against this limit.

The maximum cash payment that can be made for all incentive awards granted to any one individual under the 2005 Plan will be $500,000 times the number of 12-month periods in any performance cycle for any single or combined performance goals. Any amount that is deferred by a participant is subject to this limit in the year in which the deferral is made but not in any later year in which payment is made.

Administration

The Compensation Committee of the Board, or a subcommittee of the Compensation Committee, will administer the Plan. Subject to the terms of the Plan, the Compensation Committee will have complete authority and discretion to determine the terms of incentive awards.

Stock Options

The Plan authorizes the grant of nonqualified stock options. Nonqualified stock options are stock options that do not satisfy the requirements of Section 422 of the Internal Revenue Code (the "Code"). Options granted under the Plan entitle the grantee, upon exercise, to purchase a specified number of shares from us at a specified exercise price per share. The Compensation Committee determines the period of time during which an option may be exercised, as well as any vesting schedule, except that no option may be exercised more than 10 years after the date of grant. The exercise price for shares of common stock covered by an option cannot be less than the fair market value of the common stock on the date of grant unless we agree otherwise at the time of the grant.

Under the Plan, a participant may not surrender an option for the grant of a new option with a lower exercise price or another incentive award. In addition, if a participant's option is cancelled before its termination date, the participant may not receive another option within six months of the cancellation date unless the exercise price of the new option equals or exceeds the exercise price of the cancelled option.

Restricted Stock Awards

The Plan also authorizes the grant of restricted stock awards on terms and conditions established by the Compensation Committee, which may include performance conditions. The terms and conditions will include the designation of a restriction period during which the shares are not transferable and are subject to forfeiture. In general, the minimum restriction period applicable to any award of restricted stock that is not subject to the achievement of one or more performance standards is three years from the date of grant. The minimum restriction period for any award of restricted stock that is subject to one or more performance standards is one year from the date of grant, except that restriction periods of shorter duration may be approved for awards of restricted stock or restricted stock units combined with respect to up to 600,000 shares reserved for issuance under the Plan.

Restricted Stock Units

Restricted stock units may be granted on the terms and conditions established by the Compensation Committee, including conditioning the lapse of restrictions on the achievement of one or more performance goals. In the case of restricted stock units, no shares are issued at the time of grant. Rather, upon lapse of restrictions, a restricted stock unit entitles a participant to receive shares of common stock or a cash amount equal to the fair market value of a share of common stock on the date the restrictions lapse. The requirements with respect to restriction periods for restricted stock units are the same as those for restricted stock awards.

Performance Grants

The Compensation Committee may make performance grants to any participant that are intended to comply with Section 162(m) of the Code. Each performance grant will contain performance goals for the award, including the performance criteria, the target and maximum amounts payable, and other terms and conditions. Performance criteria may include price per share of the Company's common stock, return on assets, expense ratio, book value, investment return, return on invested capital ("ROIC"), free cash flow, value added (ROIC less cost of capital multiplied by capital), total stockholder return, economic value added (net operating profit after tax less cost of capital), operating ratio, cost reduction (or limits on cost increases), debt to capitalization, debt to equity, earnings, earnings before interest and taxes, earnings before interest, taxes, depreciation and amortization, earnings per share (including or excluding nonrecurring items), earnings per share before extraordinary items, income from operations (including or excluding nonrecurring items), income from operations compared to capital spending, net income (including or excluding nonrecurring items, extraordinary items and/or the accumulative effect of accounting changes), net sales, return on capital employed, return on equity, return on investment, return on sales, and sales volume.

The Compensation Committee will make all determinations regarding the achievement of performance goals. Actual payments to a participant under a performance grant will be calculated by applying the achievement of performance criteria to the performance goal. Performance grants will be payable in cash, shares of common stock or a combination of cash and shares of common stock. The Compensation Committee may reduce or eliminate, but not increase the payments except as provided in the performance grant.

Stock Awards

The Plan authorizes the granting of stock awards. The Compensation Committee will establish the number of shares of common stock to be awarded and the terms applicable to each award, including performance restrictions. No more than 600,000 shares of common stock, reduced by restricted stock and restricted stock unit awards, may be granted under the Plan without performance restrictions.

Stock Appreciation Rights

The Compensation Committee may grant stock appreciation rights ("SARs") under the Plan. Subject to the terms of the award, SARs entitle the participant to receive a distribution in an amount not to exceed the number of shares of common stock subject to the portion of the SAR exercised multiplied by the difference between the market price of a share of common stock on the date of exercise of the SAR and the market price of a share of common stock on the date of grant of the SAR. Such distributions are payable in cash or shares of common stock, or a combination thereof, as determined by the Compensation Committee.

Change in Control

The Compensation Committee may make provisions in incentive awards with respect to a change in control, including acceleration of vesting or removal of restrictions or performance conditions.

Duration, Amendment and Termination

The Board may suspend or terminate the Plan without stockholder approval or ratification at any time or from time to time. Unless sooner terminated, the Plan will terminate on [November 10, 2015]. The Board may also amend the 2005 Plan at any time. No change may be made that increases the total number of shares of common stock reserved for issuance pursuant to incentive awards or reduces the minimum exercise price for options or exchange of options for other incentive awards, unless such change is authorized by our stockholders. A termination or amendment of the Plan previously granted will not, without the consent of the participant, adversely affect a participant's rights under a previously granted incentive award.

Restrictions on Transfer - Deferral

Except as otherwise permitted by the Compensation Committee and provided in the incentive award, incentive awards may not be transferred or exercised by another person except by will or by the laws of descent and distribution. The Compensation Committee may permit participants to elect to defer the issuance of common stock or the settlement of awards in cash under the Plan.

Federal Income Tax Information

The following is a general summary of the current federal income tax treatment of incentive awards, which would be authorized to be granted under the Plan, based upon the current provisions of the Code and regulations promulgated thereunder. The rules governing the tax treatment of such awards are quite technical, so the following discussion of tax consequences is necessarily general in nature and is not complete. In addition, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. Finally, this discussion does not address the tax consequences under applicable state and local law.

Nonqualified Stock Options, Stock Appreciation Rights, Restricted Stock Units, Performance Grants, and Stock Awards: A participant generally is not required to recognize income on the grant of a nonqualified stock option, a stock appreciation right, restricted stock units, a performance grant, or a stock award. Instead, ordinary income generally is required to be recognized on the date the nonqualified stock option or stock appreciation right is exercised, or in the case of restricted stock units, performance grants, and stock awards, upon the issuance of shares and/or the payment of cash pursuant to the terms of the incentive award. In general, the amount of ordinary income required to be recognized is, (a) in the case of a nonqualified stock option, an amount equal to the excess, if any, of the fair market value of the shares on the exercise date over the exercise price, (b) in the case of a stock appreciation right, the amount of cash and/or the fair market value of any shares received upon exercise plus the amount of taxes withheld from such amounts, and (c) in the case of restricted stock units, performance grants, and stock awards, the amount of cash and/or the fair market value of any shares received in respect thereof, plus the amount of taxes withheld from such amounts.

Restricted Stock: Unless a participant who receives an award of restricted stock makes an election under Section 83(b) of the Code as described below, the participant generally is not required to recognize ordinary income on the award of restricted stock. Instead, on the date the shares vest (i.e., become transferable and no longer subject to forfeiture), the participant will be required to recognize ordinary income in an amount equal to the excess, if any, of the fair market value of the shares on such date over the amount, if any, paid for such shares. If a participant makes a Section 83(b) election to recognize ordinary income on the date the shares are awarded, the amount of ordinary income required to be recognized is an amount equal to the excess, if any, of the fair market value of the shares on the date of award over the amount, if any, paid for such shares. In such case, the participant will not be required to recognize additional ordinary income when the shares vest.

Gain or Loss on Sale or Exchange of Shares: In general, gain or loss from the sale or exchange of shares granted or awarded under the 2005 Plan will be treated as capital gain or loss, provided that the shares are held as capital assets at the time of the sale or exchange.

Deductibility by Company: In general, in the case of a nonqualified stock option, a stock appreciation right, restricted stock, restricted stock units, performance grants, and stock awards, the Company will be allowed a deduction in an amount equal to the amount of ordinary income recognized by a participant, provided that certain income tax reporting requirements are satisfied.

Parachute Payments: Where payments to certain employees that are contingent on a change in control exceed limits specified in the Code, the employee generally is liable for a 20 percent excise tax on, and the corporation or other entity making the payment generally is not entitled to any deduction for, a specified portion of such payments. The Compensation Committee may make awards as to which the vesting thereof is accelerated by a change in control of the Company. Such accelerated vesting would be relevant in determining whether the excise tax and deduction disallowance rules would be triggered with respect to certain Company employees.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the last two years, there have been no transactions, or proposed transactions, to which the Company was or is a party, in which any of the directors or executive officers of the Company, any nominee for election as a director for the Company, any persons who beneficially owned, directly or indirectly, shares with more than 5% of the Common Stock or any relatives of any of the foregoing had or is to have a direct or indirect material interest.

                          DESCRIPTION OF CAPITAL STOCK

Authorized Capital Stock

As of November 10, 2005, the Company was authorized to issue 75,000,000 shares of common stock, par value $0.001 per share (the "Common Stock"), 5 million shares of preferred stock, par value $.001 per share (the "Preferred Stock") and 1 share of preferred stock designated as a special voting share, par value $.001 per share ("Special Voting Share").

Capital Stock Issued and Outstanding

As of November 10, 2005, assuming all Gran Tierra Stockholders elect to receive shares of Common Stock, there were issued and outstanding 42,191,873 shares of Common Stock, 0 shares of Preferred Stock and 0 Special Voting Share.

The following description of our capital stock is derived from various provisions of Gran Tierra's Articles of Incorporation and By-laws as well as provisions of applicable law. Such description is not intended to be complete and is qualified in its entirely by reference to the relevant provisions of Gran Tierra's Articles of Incorporation, as amended, and By-laws.

Description of Common Stock

Holders of the Common Stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of Common Stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of Common Stock voting for the election of directors can elect all of the directors. Holders of the Common Stock representing a majority of the voting power of the capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of stockholders. A vote by the holders of a majority of the outstanding shares of Common Stock is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to the articles of incorporation.

Holders of Common Stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the Common Stock. Holders of the Common Stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to the Common Stock.

Description of Preferred Stock

The Company is authorized to issue 5,000,000 shares of "blank check" preferred stock, par value $.001 per share, none of which as of the date hereof designated or outstanding. The Board of Directors will be vested with authority to divide the shares of preferred stock into series and to fix and determine the relative rights and preferences of the shares of any such series. Once authorized, the dividend or interest rates, conversion rates, voting rights, redemption prices, maturity dates and similar characteristics of preferred stock will be determined by the Board of Directors, without the necessity of obtaining approval of the stockholders.

Description of Special Voting Share

The Special Voting Share was designated to allow the holders of Exchangeable Shares to vote at general meetings of the Company. The holder of the Special Voting Share is not entitled to receive dividends or distributions but has the right to vote on each matter on which holders of the Common Stock are entitled to vote and to cast that number of votes equal to the number of Exchangeable Shares outstanding that are not owned by the Company or its affiliates.

Description of Warrants

As of November 10, 2005, warrants representing the right to purchase 6,470,933 shares of Common Stock are issued and outstanding. The outstanding warrants are excercisable for 5 years at an exercise price of $.625 per one-half of a share. The shares of Common Stock underlying the outstanding warrants are subject to registration under the Securities Act by the Company within 120 days of the closing of the Share Exchange.

Description of Options

As of November 10, 2005, options representing the right to purchase 1,600,000 shares of Common Stock are issued and outstanding. The outstanding options were granted pursuant to the Plan to certain employees, officers and directors of the Company and are excercisable for 10 years at an exercise price of $0.80 per share.

MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY AND OTHER STOCKHOLDER MATTERS

The Common Stock was first cleared for quotation on NASD's OTC Bulletin Board under the symbol "GDSK.OB" on June 3, 2005 and has not been actively traded since that time.

As of November 10, 2005, there were approximately 143 holders of record of shares of the Common Stock.

Dividends

Our Articles of Incorporation provide for the payment of dividends out of any funds available therefore, as often, in such amounts, and at such time as the Board of Directors may determine and shares may be issued pro rata and without consideration to the Company's stockholders. Shares of one class or series may not be issued as a share dividend to stockholders of another class or series unless such issuance is in accordance with our Articles of Incorporation and a majority of the current stockholders of the class or series to be issued approve the issuance or there are no outstanding shares of the class or series of shares that are authorized to be issued as a dividend.

No cash dividends have been declared on the Common Stock.

                                LEGAL PROCEEDINGS

From time to time we may become a party to litigation or other legal proceedings that, in the opinion of our management are part of the ordinary course of our business. Currently, no legal proceedings or claims are pending against or involve us that, in the opinion of our management, could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operation.

                   RECENT SALES OF UNREGISTERED SECURITIES

As reported in the Current Report on Form 8-K filed by Goldstrike on September 7, 2005 under the caption "Item 3.02. Unregistered Sales of Equity Securities" which information is incorporated herein by reference, on September 1, 2005, Goldstrike completed the initial closing of a private placement of units of its securities offered at a price of $0.80 per unit and consisting of one share of Common Stock and a warrant to purchase one-half share of Common Stock for five years at the exercise price of $0.625 per one-half share.

As reported in the Current Report on Form 8-K filed by Goldstrike on November 2, 2005 under the caption "Item 3.02. Unregistered Sales of Equity Securities" which information is incorporated herein by reference, on October 7, 2005, Goldstrike conducted the second closing of the initial private placement and on October 28, 2005 closed on a secondary offering of units of its securities offered at a price of $.08 per unit and consisting of one share of Common Stock and a warrant to purchase one-half share of Common Stock for five years at the exercise price of $0.625 per one-half share.

                  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under Nevada law, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation (our articles do not impose any special limitation in this regard). Excepted from that immunity are:

      o     a  willful   failure  to  deal   fairly  with  the  company  or  its
            shareholders in connection with a matter in which the director has a material conflict of interest;

      o a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

      o a transaction from which the director derived an improper personal profit; and

      o     willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

      o     such indemnification is expressly required to be made by law;

      o     the proceeding was authorized by our Board of Directors;

      o such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

      o     such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following a request. This advance of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Simultaneously with the closing of the Share Exchange, the Company has executed indemnity agreements with each of its name executive officers and directors (the "Indemnity Agreements") which have been attached hereto as exhibits and which are incorporated herein by reference and pursuant to which the Company has agreed to indemnify its named executive officers and directors to the fullest extent permitted by applicable law and the Company's Articles of Incorporation and Bylaws.

Item 3.02 Recent Sales of Unregistered Securities

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on form 8-K which disclosure is incorporated herein by reference.

Item 4.01 Changes in Registrant's Certifying Accountant

None.

Item 5.01. Changes in Control of Registrant

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on form 8-K which disclosure is incorporated herein by reference.

Item 5.02. Departure of Directors or Principal Officers; Election of
           Directors; Appointment of Principal Officers

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on form 8-K which disclosure is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in
           Fiscal Year.

As described under Item 2.01, on November 8, 2005, the Company changed its name from "Goldstrike Inc." to "Gran Tierra Energy, Inc.", authorized a class of "blank check" preferred stock and authorized the Special Voting Share, all by way of an amendment to the Registrant's Articles of incorporation, filed with the Secretary of State of Nevada on that date. A copy of this amendment is attached as Exhibit 3.1 to this Current Report and is hereby incorporated herein by reference.

Item 5.06.  Change in Shell Company Status

Reference is made to the disclosure set forth under Item 2.01 of this Current Report on form 8-K which disclosure is incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(a) Financial statements of business acquired.

Report of Independent Registered Chartered Accountants

To the Shareholders of
Gran Tierra Energy Inc.
(a development stage company):

We have audited the consolidated balance sheet of Gran Tierra Energy Inc. (a development stage company) as at June 30, 2005 and the consolidated statements of operations and deficit, and cash flows for the period from incorporation on January 26, 2005 to June 30, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with Canadian generally accepted auditing standards and the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these consolidated financial statements present fairly, in all material respects, the financial position of Gran Tierra Energy Inc. as at June 30, 2005 and the results of its operations and its cash flows for the period from incorporation on January 26, 2005 to June 30, 2005 in accordance with accounting principles generally accepted in the United States of America.

The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly we express no such opinion.



Calgary, Alberta, Canada                               /s/ Deloitte & Touche LLP
November 7, 2005                    Independent Registered Chartered Accountants

COMMENTS BY INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS ON CANADA-UNITED STATES OF AMERICA REPORTING DIFFERENCES

The standards of the Public Company Accounting Oversight Board (United States) require the addition of an explanatory paragraph (following the opinion paragraph) when the financial statements are affected by conditions and events that cast a substantial doubt on the Company's ability to continue as a going concern, such as those described in note 1 to the financial statements. Our report is expressed in accordance with Canadian reporting standards, which do not require a reference to such conditions and events in the auditors' report when these are adequately disclosed in the financial statements.




Calgary, Alberta, Canada                               /s/ Deloitte & Touche LLP
November 7, 2005                    Independent Registered Chartered Accountants

GRAN TIERRA ENERGY INC.
(a development stage company)
Consolidated Statement of Operations and Deficit
Period from Incorporation on January 26, 2005 to June 30, 2005
(Stated in US dollars)
--------------------------------------------------------------------------------
                                                                          $
                                                                     ----------

REVENUES                                                                     --
                                                                     ----------
OPERATING EXPENSES
  General and administration                                            259,337
  Depreciation                                                            2,209
                                                                     ----------
                                                                        261,546
                                                                     ----------
LOSS BEFORE INCOME TAXES                                               (261,546)

INCOME TAXES                                                                 --
                                                                     ----------

LOSS AND DEFICIT, END OF PERIOD                                        (261,546)
                                                                     ==========

BASIC AND DILUTED LOSS PER SHARE                                           0.10
                                                                     ==========

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING                  2,500,000
                                                                     ==========

(See notes to the consolidated financial statements)

GRAN TIERRA ENERGY INC.
(a development stage company)
Consolidated Balance Sheet
June 30, 2005
(Stated in US dollars)
--------------------------------------------------------------------------------
                                                                          $
                                                                     ----------
ASSETS

CURRENT
  Cash                                                                1,318,822
  Accounts receivable                                                     1,414
                                                                     ----------
                                                                      1,320,236

Capital assets (Note 3)                                                  42,946
                                                                     ----------
                                                                      1,363,182
                                                                     ==========
LIABILITIES

CURRENT
  Accounts payable and accrued liabilities                              126,778
                                                                     ----------
SHAREHOLDERS' EQUITY

  Share capital (Note 4)
   (11,250,000 common voting shares, without par value, issued
     and outstanding at June 30, 2005)                                1,497,950
  Deficit accumulated during the development stage                     (261,546)
                                                                     ----------
                                                                      1,236,404
                                                                     ----------
                                                                      1,363,182
                                                                     ==========

(See notes to the consolidated financial statements)

GRAN TIERRA ENERGY INC.
(a development stage company)
Consolidated Statement of Cash Flows
Period from Incorporation on January 26, 2005 to June 30, 2005
(Stated in US dollars)
--------------------------------------------------------------------------------
                                                                          $
                                                                     ----------
CASH FLOWS RELATED TO THE
  FOLLOWING ACTIVITIES:

OPERATING
  Net loss                                                             (261,546)
  Adjustment for:
    Depreciation                                                          2,209

  Changes in non-cash working capital (Note 6)                          125,364
                                                                     ----------
                                                                       (133,973)
                                                                     ----------
FINANCING
  Proceeds from issuance of common shares                             1,497,950
                                                                     ----------
INVESTING
  Purchase of capital assets                                            (45,155)
                                                                     ----------

NET INCREASE IN CASH                                                  1,318,822

CASH, BEGINNING OF PERIOD                                                    --
                                                                     ----------

CASH, END OF PERIOD                                                   1,318,822
                                                                     ==========
Supplemental cash flow disclosures:
  Cash paid for interest                                                     --
  Cash paid for taxes                                                        --
                                                                     ==========

(See notes to the consolidated financial statements)

GRAN TIERRA ENERGY INC.                                                        1
(a development stage company)

Notes to the Consolidated Financial Statements
Period from Incorporation on January 26, 2005 to June 30, 2005
(Tabular amounts stated in US dollars)


1.    DESCRIPTION OF BUSINESS AND GOING CONCERN

      Gran Tierra Energy Inc. (the "Company") was incorporated under the Business Corporations Act (Alberta) on January 26, 2005. The Company's principal business is to pursue opportunities in oil and natural gas exploration and development.

      The Company's ability to continue as a going concern is dependent upon obtaining the necessary financing to acquire oil and natural gas interests and generate profitable operations from its oil and natural gas interests in the future.

      Management of the Company plans to address the above as follows:

      o raise additional capital through the sale and issuance of common shares (see note 4);

      o borrow from Goldstrike, Inc., a Nevada company, under a bridge loan facility to acquire oil and natural gas interests in Argentina (see note 8);

      o pursue a merger with Goldstrike, Inc, a Nevada company, which will allow the Company to raise additional capital through the sale and issuance of common shares in the United States of America (see note
            8); and

      o acquire producing and non-producing oil and natural gas interests in Argentina for approximately $7,000,000 on September 1, 2005 (see note 8). These properties produced profit after direct expenses and royalties of approximately $2,800,000 for the year ended December 31, 2004.

      Should the going concern assumption not be appropriate and the Company not be able to realize its assets and settle its liabilities in the normal course of operations, these consolidated financial statements would require adjustments to the amounts and classifications of assets and liabilities.

GRAN TIERRA ENERGY INC.                                                        2
(a development stage company)

Notes to the Consolidated Financial Statements
Period from Incorporation on January 26, 2005 to June 30, 2005
(Tabular amounts stated in US dollars)
--------------------------------------------------------------------------------


2.    SIGNIFICANT ACCOUNTING POLICIES

      These consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America. The significant accounting policies are:

      Development stage company

      The Company is a development stage company as it does not have established operations.

      Principles of consolidation

      These consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. All intercompany accounts and transactions have been eliminated. The Company will proportionately consolidate its undivided interest in oil and gas exploration and development joint ventures.

      Use of estimates

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

GRAN TIERRA ENERGY INC.                                                        3
(a development stage company)

Notes to the Consolidated Financial Statements
Period from Incorporation on January 26, 2005 to June 30, 2005
(Tabular amounts stated in US dollars)
--------------------------------------------------------------------------------

2.    SIGNIFICANT ACCOUNTING POLICIES (Continued)

      Foreign currency translation

      The Company's functional currency is the United States Dollar. The balance sheet accounts of the Company's foreign operations that use different functional currencies are translated into US dollars at the period-end exchange rates, while income, expenses and cash flows are translated at the average exchange rates for the period. Translation gains or losses related to net assets will be included as a component of accumulated other comprehensive income in shareholders' equity. Gains and losses resulting from foreign currency transactions, which are transactions denominated in a currency other than the entity's functional currency, are included in the consolidated statement of operations and deficit.

      Fair value of financial instruments

      The Company's financial instruments are cash, accounts receivable and accounts payable and accrued liabilities. The fair values of these financial instruments approximate their carrying values due to their immediate or short-term nature.

      Capital assets

      Capital assets are recorded at cost upon acquisition. Depreciation is provided using the declining balance-basis at the following annual rates:

                      Computer equipment             30%
                      Automobiles                    30%

      Income taxes

      Income taxes are reported under Statement of Financial Accounting Standards ("SFAS") No. 109 and, accordingly, deferred income taxes are recognized using the asset and liability method, whereby deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, and operating loss and tax credit carryforwards. Valuation allowances are provided if, after considering available evidence, it is more likely than not that some or all of the deferred tax assets will not be realised.

GRAN TIERRA ENERGY INC.                                                        4
(a development stage company)

Notes to the Consolidated Financial Statements
Period from Incorporation on January 26, 2005 to June 30, 2005
(Tabular amounts stated in US dollars)
--------------------------------------------------------------------------------

2.    SIGNIFICANT ACCOUNTING POLICIES (Continued)

      Loss per share

      Basic loss per share calculations are based on the net income (loss) attributable to common shareholders for the period divided by the weighted average number of common shares issued and outstanding during the period. The diluted earnings (loss) per share calculations are based on the weighed average number of common shares outstanding during the period, plus the effects of dilutive common share equivalents. This method requires that the dilutive effect of outstanding options and warrants issued should be calculated using the treasury stock method. This method assumes that all common share equivalents have been exercised at the beginning of the period (or at the time of issuance, if later), and that the funds obtained thereby were used to purchase common shares of the Company at the average trading price of common shares during the period.

      Oil and natural gas properties

      The Company will use the full cost method of accounting for its investment in oil and natural gas properties. Under this method, the Company capitalizes all acquisition, exploration and development costs incurred for the purpose of finding oil and natural gas reserves, including salaries, benefits and other internal costs directly attributable to these activities. Costs associated with production and general corporate activities, however, are expensed in the period incurred. Interest costs related to unproved properties and properties under development are also capitalized to oil and natural gas properties. Unless a significant portion of the Company's proved reserve quantities in a particular country are sold (greater than 25 percent), proceeds from the sale of oil and natural gas properties are accounted for as a reduction to capitalized costs, and gains and losses are not recognized.

      The Company will compute depreciation, depletion and amortization ("DD&A") of oil and natural gas properties on a quarterly basis using the unit-of-production method based upon production and estimates of proved reserve quantities. Unproved properties are excluded from the amortizable base until evaluated. The cost of exploratory dry wells is transferred to proved properties and thus subject to amortization immediately upon determination that a well is dry in those countries where proved reserves exist. In countries where the Company has not booked proved reserves, all costs associated with a prospect or play are considered quarterly for impairment upon full evaluation of such prospect or play. This evaluation considers among other factors, seismic data, requirements to relinquish acreage, drilling results, remaining time in the commitment period, remaining capital plans, and political, economic, and market conditions. Geological and geophysical ("G&G") costs are recorded in proved property and therefore subject to amortization as incurred in mature basins.

GRAN TIERRA ENERGY INC.                                                        5
(a development stage company)

Notes to the Consolidated Financial Statements
Period from Incorporation on January 26, 2005 to June 30, 2005
(Tabular amounts stated in US dollars)
--------------------------------------------------------------------------------

2.    SIGNIFICANT ACCOUNTING POLICIES (Continued)

      In exploration areas, G&G costs are capitalized in unproved property and evaluated as part of the total capitalized costs associated with a prospect or play. Future development costs are added to the amortizable base.

      In performing its quarterly ceiling test, the Company will limit, on a country-by-country basis, the capitalized costs of proved oil and natural gas properties, net of accumulated DD&A and deferred income taxes, to the estimated future net cash flows from proved oil and natural gas reserves discounted at 10 percent, net of related tax effects, plus the lower of cost or fair value of unproved properties included in the costs being amortized. If capitalized costs exceed this limit, the excess is charged as additional DD&A expense. The Company calculates future net cash flows by applying end-of-the-period prices except in those instances where future natural gas or oil sales are covered by physical contract terms providing for higher or lower amounts.

      Given the volatility of oil and natural gas prices, it is reasonably possible that the Company's estimate of discounted future net cash flows from proved oil and natural gas reserves could change in the near term. If oil and natural gas prices decline significantly, even if only for a short period of time, it is possible that write-downs of oil and natural gas properties could occur.

      Unproved properties will be assessed quarterly for possible impairments or reductions in value. If a reduction in value has occurred, the impairment is transferred to proved properties. For international operations where a reserve base has not yet been established, the impairment is charged to earnings.

      Asset retirement obligations

      The Company will use Statement of Financial Accounting Standard No. 143 Accounting for Asset Retirement Obligations to account for asset retirement obligations which requires recognition of a liability for the future retirement obligations associated with capital assets, which includes oil and natural gas properties. The asset retirement obligation is initially measured at fair value and capitalized to capital assets as an asset retirement cost. The asset retirement obligation accretes until the time the asset retirement obligation is expected to settle while the asset retirement cost is amortized over the useful life of the underlying capital assets.

      The amortization of the asset retirement cost and the accretion of the asset retirement obligation will be included in DD&A. Actual asset retirement costs are recorded against the obligation when incurred. Any difference between the recorded asset retirement obligation

GRAN TIERRA ENERGY INC.                                                        6
(a development stage company)

Notes to the Consolidated Financial Statements
Period from Incorporation on January 26, 2005 to June 30, 2005
(Tabular amounts stated in US dollars)
--------------------------------------------------------------------------------

2.    SIGNIFICANT ACCOUNTING POLICIES (Continued)

      and the actual retirement costs incurred is recorded as a gain or loss in the period of settlement.

      Recent Accounting Pronouncements

      In December 2004, the FASB issued SFAS No. 123 (revised 2004), "Share-Based Payment", which is a revision of SFAS No. 123, "Accounting for Stock-Based Compensation". SFAS No. 123(R) supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees", and amends SFAS No. 95, "Statement of Cash Flows". Generally, the approach in SFAS No. 123(R) is similar to the approach described in SFAS No. 123. However, SFAS No. 123(R) requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. SFAS No. 123(R) also requires the benefits of tax deductions in excess of recognized compensation cost to be reported as a financing cash flow rather than as an operating cash flow as required under current literature. This requirement will reduce net operating cash flows and increase net financing cash flows in periods after adoption. To assist in the implementation of the new standard, the SEC issued SAB No. 107, "Share-Based Payment". While SAB No. 107 addresses a wide range of issues, the largest area of focus is valuation methodologies and the selection of assumptions. Notably, SAB No. 107 lays out simplified methods for developing certain assumptions. In addition to providing the SEC staff's interpretive guidance on SFAS No. 123(R), SAB No. 107 addresses the interaction of SFAS No. 123(R) with existing SEC guidance (e.g., the interaction with the SEC's guidance dealing with non-GAAP disclosures). The compliance date for SFAS No. 123(R) has been amended such that the standard will be effective for the first fiscal year beginning after June 15, 2005. As of the required effective date, all public entities will apply this standard using a modified version of prospective application. Under that transition method, compensation cost is recognized beginning with the effective date (a) based on the requirements of SFAS No. 123(R) for all share-based payments granted after the effective date, and (b) based on the requirements of SFAS No. 123 for all awards granted to employees prior to the effective date of SFAS No. 123(R) that remain unvested on the effective date. For periods before the required effective date, entities may elect to apply a modified version of retrospective application under which financial statements for prior periods are adjusted on a basis consistent with the pro forma disclosures required for those periods by SFAS No. 123. The Company plans to adopt SFAS No. 123(R) on January 1, 2006 and is reviewing the standard to determine the potential impact, if any, on its consolidated financial statements.

GRAN TIERRA ENERGY INC.                                                        7
(a development stage company)

Notes to the Consolidated Financial Statements
Period from Incorporation on January 26, 2005 to June 30, 2005
(Tabular amounts stated in US dollars)
--------------------------------------------------------------------------------

2.    SIGNIFICANT ACCOUNTING POLICIES (Continued)


      Recent Accounting Pronouncements (Continued)

      In March 2005, the FASB issued FIN No. 47, "Accounting for Conditional Asset Retirement Obligations". FIN No. 47 clarifies that the term
      Conditional Asset Retirement Obligation as used in SFAS No. 143, "Accounting for Asset Retirement Obligations", refers to a legal obligation to perform an asset retirement activity in which the timing and/or method of settlement are conditional on a future event that may or may not be within the control of the entity. Accordingly, an entity is required to recognize a liability for the fair value of a conditional asset retirement obligation if the fair value of the liability can be reasonably estimated. The interpretation is effective no later than the end of fiscal years ending after December 15, 2005. The Company is reviewing the interpretation to determine the potential impact, if any, on its consolidated financial statements.

      In May 2005, the FASB issued SFAS No. 154 ("SFAS 154") "Accounting Changes and Error Corrections--a replacement of APB Opinion No. 20 and FASB Statement No. 3". SFAS 154 changes the requirements for the accounting for and reporting of a change in accounting principle. APB Opinion No. 20 previously required that most voluntary changes in accounting principle be recognized by including in net income of the period of the change the cumulative effect of changing to the new accounting principle. SFAS 154 requires retrospective application to prior periods' financial statements for changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS 154 applies to all voluntary changes in accounting principle. SFAS 154 also applies to changes required by an accounting pronouncement in the unusual instance that the pronouncement does not include specific transition provisions. When a pronouncement includes specific transition provisions, those provisions should be followed. SFAS 154 carries forward without change the guidance contained in APB Opinion No. 20 for reporting the correction of an error in previously issued financial statements and a change in accounting estimate. SFAS 154 also carries forward the guidance in APB Opinion No. 20 requiring justification of a change in accounting principle on the basis of preferability. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005.

GRAN TIERRA ENERGY INC.                                                        8
(a development stage company)

Notes to the Consolidated Financial Statements
Period from Incorporation on January 26, 2005 to June 30, 2005
(Tabular amounts stated in US dollars)
--------------------------------------------------------------------------------

2.    SIGNIFICANT ACCOUNTING POLICIES (Continued)

      Recent Accounting Pronouncements (Continued)

      In June 2004, the Financial Accounting Standards Board ("FASB") issued an exposure draft of a proposed statement, "Fair Value Measurements" to provide guidance on how to measure the fair value of financial and non-financial assets and liabilities when required by other authoritative accounting pronouncements. The proposed statement attempts to address concerns about the ability to develop reliable estimates of fair value and inconsistencies in fair value guidance provided by current U.S. GAAP, by creating a framework that clarifies the fair value objective and its application in GAAP. In addition, the proposal expands disclosures required about the use of fair value to re-measure assets and liabilities. The standard would be effective for financial statements issued for fiscal years ending after December 15, 2006.

      In June 2005, the FASB published an Exposure Draft containing proposals to change the accounting for business combinations. The proposed standards would replace the existing requirements of the FASB's Statement No. 141, "Business Combinations". The proposals would result in fewer exceptions to the principle of measuring assets acquired and liabilities assumed in a business combination at fair value. Additionally, the proposals would result in payments to third parties for consulting, legal, audit, and similar services associated with an acquisition being recognized generally as expenses when incurred rather than capitalized as part of the business combination. The FASB also published an Exposure Draft that proposes, among other changes, that non-controlling interests be classified as equity within the consolidated financial statements. The FASB's proposed standard would replace Accounting Research Bulletin No. 51, "Consolidated Financial Statements".

3.    CAPITAL ASSETS
                                             ----------------------------------
                                                          Accumulated  Net Book
                                                 Cost     Depreciation   Value
                                                  $            $           $
                                             ----------------------------------

      Computer equipment                         8,316          367       7,949
      Automobiles                               36,839        1,842      34,997
                                             ----------------------------------
                                                45,155        2,209      42,946
                                             ==================================

GRAN TIERRA ENERGY INC.                                                        9
(a development stage company)

Notes to the Consolidated Financial Statements
Period from Incorporation on January 26, 2005 to June 30, 2005
(Tabular amounts stated in US dollars)
--------------------------------------------------------------------------------


4.    SHARE CAPITAL
                                                         ----------------------
                                                          Number of     Amount
                                                            Shares         $
                                                         ----------------------
        Balance, beginning of period                             -            -
        Common shares issued                             11,250,000   1,497,950
                                                         ----------------------

        Balance, end of period                           11,250,000   1,497,950
                                                         ======================

Subsequent to June 30, 2005, 1,350,000 common shares were issued for proceeds of approximately $280,000.

5.    INCOME TAXES

      There is a loss of approximately $260,000 carried forward that may be applied against future taxable income. The Company does not have any income tax liabilities during the current period and, accordingly, no income taxes are recorded. A valuation allowance has been taken for the potential income tax benefit associated with the loss incurred by the Company in the period, due to uncertainty of utilisation of the tax loss.

The income tax expense (recovery) reported differs from the amount computed by applying the statutory rate to loss before income taxes for the following reasons:

                                                                          $
                                                                      ---------

      Loss before income taxes                                         (261,546)
      Statutory income tax rate                                              35%

      Income tax benefit                                                 91,541
      Valuation allowance                                               (91,541)
                                                                      ---------
                                                                             --
                                                                      =========

GRAN TIERRA ENERGY INC.                                                       10
(a development stage company)

Notes to the Consolidated Financial Statements
Period from Incorporation on January 26, 2005 to June 30, 2005
(Tabular amounts stated in US dollars)
--------------------------------------------------------------------------------

6.    CHANGES IN NON-CASH WORKING CAPITAL

      The changes in non-cash working capital are comprised of the following:

                                                                      ---------
                                                                          $
                                                                      ---------

      Increase in accounts receivable                                    (1,414)
      Increase in accounts payable and accrued liabilities              126,778
                                                                      ---------
                                                                        125,364
                                                                      =========

7.    COMMITMENTS

      The Company leases an automobile under a capital lease that expires on April 30, 2006.

      The future minimum lease payments under the capital lease are as follows:

                                                    $
                                                ---------

              2005                                 13,262
              2006                                  7,578
                                                ---------
              Total minimum lease payments         20,840
                                                =========

8.    SUBSEQUENT EVENTS

      The Company entered into an agreement with Goldstrike, Inc., a Nevada company, to consummate a share exchange effective as of November 10, 2005.

      The Company acquired producing and non-producing oil and natural gas interests in Argentina for approximately $7 million on September 1, 2005. The acquisition was financed by a bridge loan from Goldstrike, Inc.

Report of Independent Registered
Public Accounting Firm

To the Board of Directors of
Dong Won Corporation and Gran Tierra Energy Inc.

We have audited the accompanying schedule of revenues, royalties and operating cost (the "financial statements") corresponding to the 14% interest in the Palmar Largo joint venture (representing the 14% working interest acquired by Gran Tierra Energy Inc. through its wholly owned subsidiary Gran Tierra Energy Argentina S.A. in the "YPF S.A. - Pluspetrol S.A. - Compania General de Combustibles S.A. - Dong Won Corporation - Palmar Largo Union Transitoria de Empresas" (the "Palmar Largo joint venture")) for the years ended December 31, 2004 and 2003 (the "Schedule of Revenues, Royalties and Operating Cost"). The Schedule of Revenues, Royalties and Operating Cost is the responsibility of Dong Won Corporation's management. Our responsibility is to express an opinion on this Schedule of Revenues, Royalties and Operating Cost based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. Dong Won Corporation is not required to have, nor were we engaged to perform, an audit of their internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purposes of expressing an opinion on the effectiveness of Dong Won Corporation's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statement presents fairly, in all material respects, the revenues, royalties and operating cost corresponding to the 14% interest in the Palmar Largo joint venture on the basis of accounting described in Notes 1 and 2 for the years ended December 31, 2004 and 2003, in conformity with accounting principles generally accepted in the United States of America.

Buenos Aires, Argentina
November 7, 2005

Deloitte & Co. S.R.L.

/s/Ricardo C. Ruiz
Ricardo C. Ruiz
Partner

Schedule of Revenues, Royalties and Operating Cost corresponding to the 14% interest in the Palmar Largo joint venture for the years ended December 31, 2004 and 2003 and for the six months ended June 30, 2005 and 2004 (unaudited) (Note
1)

(Amounts expressed in U.S. Dollars - Note 2)

                             Six-month period ended            Year ended
                            ------------------------    ------------------------
                             June 30,       June 30,
                               2005          2004         2004           2003
                            ----------    ----------    ----------    ----------
                            (unaudited)   (unaudited)

Revenues                    2,065,587     2,036,454     4,703,136     4,422,688
Royalties                    (258,716)     (239,111)     (492,535)     (457,293)
Operating costs              (837,524)     (635,088)   (1,424,152)   (1,297,260)
                           ----------    ----------    ----------    ----------

                              969,347     1,162,255     2,786,449     2,668,135
                           ==========    ==========    ==========    ==========

Schedule of Revenues, Royalties and Operating Cost corresponding to the 14% interest in the Palmar Largo joint venture for the years ended December 31, 2004 and 2003 and for the six months ended June 30, 2005 and 2004 (unaudited)

1.    Basis of Presentation

      The accompanying Schedule of Revenues, Royalties and Operating Cost includes the revenues, royalties and operating costs for the years ended December 31, 2004 and 2003 and for the six months ended June 30, 2005 and 2004 (unaudited), corresponding to the 14% working interest in the "YPF S.A. - Pluspetrol S.A. - Compania General de Combustibles S.A. - Dong Won Corporation - Palmar Largo Union Transitoria de Empresas" (the "Palmar Largo joint venture") acquired on September 1, 2005 by Gran Tierra Energy Inc. through its wholly owned subsidiary Gran Tierra Energy Argentina S.A. from Dong Won Corporation. The Schedule of Revenues, Royalties and Operating Cost does not include any cost related to indirect general and administrative costs, income and capital taxes or any provisions related to depletion, depreciation or asset retirement obligation.

      The interim financial information for the six months ended June 30, 2005 and 2004 is unaudited and has been prepared on the same basis as the audited financial statement. In the opinion of management, such unaudited information includes all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the interim information. The results for the six months ended June 30, 2005 are not necessarily indicative of the results that may be expected for the year ending December 31, 2005.

      The Palmar Largo joint venture was formed on November 24, 1992 under the method foreseen in Chapter III, Section II of Argentine Law No. 19.550 (volume 1984 and their modifications). The Palmar Largo joint venture aims at exploring, exploiting and developing the hydrocarbons of the "Palmar Largo" Area.

      On December 18, 1992, by Decree 2.444/92 of the Argentine Federal Executive, the production and exploration concession corresponding to "Palmar Largo" Area - Northwest Basin- Provinces of Salta and Formosa offered by the International Public Bidding No 14-280/92 was awarded to Y.P.F S.A., Pluspetrol Exploracion y Produccion S.A, Norcen Argentina S.A, Compania General de Combustibles S.A and Dong Won Co. Ltd. According to Argentine laws, production concessions have a term of 25 years, which may be extended for an additional ten-year term, in accordance with the corresponding applicable legislation.

      The concession is managed through the joint venture's partners through a formal joint venture operating agreement. After given effect to the acquisition of the 14% interest in the Palmar Largo joint venture by Gran Tierra Energy Argentina S.A. as mentioned in the first paragraph, the interest of each of the companies making up the joint venture are as follows: YPF S.A.: 30%, Pluspetrol S.A. (joint venture's Operator):
      38.15%, Compania General de Combustibles S.A: 17.85% and Gran Tierra Energy Argentina S.A.: 14%.

      Since the Palmar Largo joint venture's partners are the holders of the hydrocarbons produced in the Palmar Largo area, each of them withdraws the production that the Operator assigns in the measurement and delivery point.

      The accompanying schedule of revenues, royalties and operating cost only represents the revenues, royalties and operating cost corresponding to the Palmar Largo joint venture's production assigned to and commercialized by Dong Won Corporation for the years ended December 31, 2004 and 2003 and for the six months ended June 30, 2005 and 2004 (unaudited), representing its 14% interest in the Palmar Largo joint venture's assigned production for such years.

2.    Significant Accounting Policies

      The schedule of revenues, royalties and operating cost has been prepared in accordance with generally accepted accounting principles in the United States of America ("U.S. GAAP") as follows:

      Revenues

      Revenues from the sale of product are recognized upon delivery to purchasers.

      Royalties

      A 12% royalty is payable on the estimated value at the wellhead of crude oil production and the natural gas volumes commercialized. The estimated value is calculated based upon the actual sale price of the crude oil and gas produced, less the costs of transportation and storage.

      Operating cost

      Operating  cost include  amounts  incurred on extraction of product to the
      surface,   gathering,  field  processing,   treating,  field  storage  and
      transportation.

      Translation to U.S. dollars

      In preparing the Schedule of Revenues, Royalties and Operating Cost, the results have been translated from Argentine pesos to U.S. dollars using the average exchange rate for each year. The average exchange rates from Argentine pesos to U.S. dollars were Argentine peso 2.9416 and 2.9492 to U.S. dollar for the years ended December 31, 2004 and 2003, respectively and Argentine peso 2.9108 and 2.9069 to U.S. dollar for the six months ended June 30, 2005 and 2004, respectively.

(b)   Pro Forma financial information.

      GRAN TIERRA ENERGY, INC.
      PROFORMA FINANCIAL STATEMENTS
      AS AT JUNE 30, 2005 AND FOR THE SIX MONTHS PERIOD ENDED JUNE 30, 2005 AND THE YEAR ENDED DECEMBER 31, 2004

      On November 10, 2005, pursuant to a share purchase agreement among Goldstrike Inc. ("Goldstrike"), Gran Tierra Energy Inc. ("Gran Tierra Energy") and the holders of common shares of Gran Tierra Energy and an assignment agreement between Goldstrike and Goldstrike Exchange Co, a Canadian corporation indirectly-owned by Goldstrike ("Exchangeco"), Exchangeco acquired all of the outstanding common shares in Gran Tierra Energy in exchange for which each Gran Tierra common shareholder, at their election, received either 1.5873016 shares of common stock of Goldstrike ("Common Stock") and/or 1.5873016 shares of exchangeable stock of Exchangeco ("Exchangeable Shares"). As a result of the foregoing transactions, Gran Tierra Energy became an indirectly-owned subsidiary of Goldstrike and Goldstrike changed its name to Gran Tierra Energy, Inc. (the "Company").

      Subsequent to June 30, 2005, in order to facilitate merger discussions, Goldstrike advanced funds through a bridge-financing facility to Gran Tierra Energy to acquire producing and non-producing oil and natural gas properties in Argentina and for working capital purposes. The principal acquisition was a 14% interest in the Palmar Largo joint venture (the "Palmar Largo Property"), for approximately $7,000,000. The bridge-financing facility advanced to Gran Tierra Energy by Goldstrike has not been included in these pro forma financial statements as the amount due to Goldstrike by Gran Tierra Energy and the amount due by Gran Tierra Energy to Goldstrike are eliminated on consolidation.

      The accompanying unaudited pro forma consolidated financial statements ("pro forma statements") reflect the acquisition of Gran Tierra Energy by Goldstrike using the purchase method of accounting and takes into account the acquisition of the Palmar Largo Property. The acquisition is accounted for as a reverse takeover of Goldstrike by Gran Tierra Energy, as the shareholders of Gran Tierra Energy will control the consolidated entity after the acquisition.

      The pro forma statements have been prepared for inclusion in the Current Report on Form 8-K of the Company dated November 10, 2005 and have been prepared from, and should be read in conjunction with, the following:

      o Gran Tierra Energy's audited consolidated financial statements for the period from incorporation on January 26, 2005 to June 30, 2005;
      o Goldstrike's unaudited financial statements for the six months ended June 30, 2005 and 2004;
      o Goldstrike's audited financial statements for the year ended December 31, 2004;
      o unaudited schedules of revenues, royalties and operating costs of the Palmar Largo Property for the six months ended June 30, 2005 and 2004; and
      o audited schedules of revenues, royalties and operating costs of the Palmar Largo Property for the year ended December 31, 2004.

                            GRAN TIERRA ENERGY, INC.

                      PRO FORMA CONSOLIDATED BALANCE SHEET

As at June 30, 2005
(Unaudited)
(thousands of US dollars)
-------------------------------------------------------------------------------------1
                           Gran                Palmar
                          Tierra               Largo    Pro forma   Note  Pro forma
                          Energy   Goldstrike Property  Adjustments Ref  Consolidated
                         ------------------------------------------------------------
ASSETS
Current assets
  Cash and cash
  equivalents              1,319        1         -      3,291               4,611
  Accounts receivable          1        -         -          -                   1
                         -------------------------------------            --------
                           1,320        1         -      3,291               4,612

Capital assets                43        -         -      7,110    2b,4       7,153
                         -------------------------------------            --------
                           1,363        1         -     10,401              11,765
                         =====================================            ========
LIABILITIES
Current liabilities
  Accounts payable and
    accrued liabilities      127        6         -          -                 133
  Related party note           -       10         -        (10)    2d            -
                         -------------------------------------            --------
                             127       16         -        (10)                133
                         -------------------------------------            --------

Asset retirement
obligations                    -        -         -        110    2b,4         110
                         -------------------------------------            --------

SHAREHOLDERS' EQUITY
                                                  -               2a,
  Share capital            1,498       32               10,254     2c       11,784
  Deficit                   (262)     (47)        -         47     2c         (262)
                         -------------------------------------            --------
                           1,236      (15)        -     10,301              11,522
                         -------------------------------------            --------
                           1,363        1         -     10,401              11,765
                         =====================================            ========

                                 GRAN TIERRA ENERGY, INC.

                      PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

Six-Month Period Ended June 30, 2005
(Unaudited)
(thousands of US dollars, except for per share amounts)
-------------------------------------------------------------------------------------
                           Gran                Palmar
                          Tierra               Largo    Pro forma   Note  Pro forma
                          Energy   Goldstrike Property  Adjustments Ref  Consolidated
                         ------------------------------------------------------------

REVENUE
  Oil and natural gas
revenue                        -        -     2,066          -               2,066
  Royalties                    -        -      (259)         -                (259)
                         -------------------------------------            --------
                               -        -     1,807          -               1,807
                         -------------------------------------            --------

EXPENSES
  Operating                    -        -       838          -                 838
  General and
  administrative             260       22         -          -                 282
  Depletion,
    depreciation and
    accretion                  2        -         -        457     3a          459
                         -------------------------------------            --------
                             262       22       838        457               1,579
                         -------------------------------------            --------

Earnings (loss) before
  income taxes              (262)     (22)      969       (457)                228

Provision for income
taxes                          -        -         -        179     3b          179
                         -------------------------------------            --------

NET EARNINGS (LOSS)
  FOR THE PERIOD            (262)     (22)      969       (636)                 49
                         =====================================            ========

Basic and Diluted
  Earnings (Loss) Per
  Share                    (0.10)   (0.01)        -          -      5         0.00
                         =====================================            ========

                                 GRAN TIERRA ENERGY, INC.

                      PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS

Year Ended December 31, 2004
(Unaudited)
(thousands of US dollars, except for per share amounts)
-------------------------------------------------------------------------------------
                           Gran                Palmar
                          Tierra               Largo    Pro forma   Note  Pro forma
                          Energy   Goldstrike Property  Adjustments Ref  Consolidated
                         ------------------------------------------------------------
REVENUE
Oil and natural gas
revenue                        -        -     4,703          -               4,703
Royalties                      -        -      (493)         -                (493)
                         -------------------------------------            --------
                               -        -     4,210          -               4,210
                         -------------------------------------            --------

EXPENSES
Operating expenses             -        -     1,424          -               1,424
General and
administrative                 -        5         -          -                   5
Depletion, depreciation
  and accretion                -        -         -      1,011     3a        1,011
                         -------------------------------------            --------
                               -        5     1,424      1,011               2,440
                         -------------------------------------            --------

Earnings (loss) before
  income taxes                 -       (5)    2,786     (1,011)              1,770

Provision for income
taxes                          -        -         -        620      3b         620
                         -------------------------------------            --------

NET EARNINGS (LOSS)
  FOR THE PERIOD               -       (5)    2,786     (1,631)              1,150
                         =====================================            ========

Basic and Diluted
  Earnings (Loss) Per
  Share                        -    (0.00)        -          -      5         0.03
                         =====================================            ========

GRAN TIERRA ENERGY, INC.                                                      1
--------------------------------------------------------------------------------
Notes to the Pro forma Consolidated Financial Statements
--------------------------------------------------------------------------------
As at June 30, 2005 and for Six-Month Period Ended June 30, 2005 and the Year Ended December 31, 2004
(Unaudited)
(Tabular amounts expressed in thousands of US dollars)
--------------------------------------------------------------------------------

1.    BASIS OF PRESENTATION

      These pro forma consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America ("GAAP") and Gran Tierra Energy's accounting policies, as disclosed in Note 2 of the audited financial statements of Gran Tierra Energy for the period ended June 30, 2005.

      The pro forma consolidated financial statements are based on the estimates and assumptions included in these notes and include all adjustments necessary for the fair presentation of the transactions in accordance with GAAP. The purchase price allocation is preliminary and is based on management's best estimate of the fair values of the assets acquired and liabilities assumed. The purchase price allocation will be completed once all final adjustments have been identified and the asset and liability valuations have been finalized.

      These pro forma consolidated financial statements are not intended to reflect results from operations or the financial position which would have actually resulted had the acquisition been effected on the dates indicated. These pro forma statements do not include any cost savings or other synergies that may result from the transaction. Moreover, these pro forma statements are not intended to be indicative of the results of operations or financial position which may be obtained in the future.

2.    PRO FORMA ADJUSTMENTS TO THE CONSOLIDATED BALANCE SHEET

      The following adjustments have been made as at June 30, 2005 to reflect the transactions described above, as if these transactions occurred on June 30, 2005 for purposes of the pro forma consolidated balance sheet.

      a. Sale of common stock and warrants of Goldstrike for net proceeds of $10,301,000 after issue costs of $52,000.

      b. Acquisition of the Palmar Largo Property by Gran Tierra Energy for approximately $7,000,000 (see note 4).

      c. Exchange of common shares of Gran Tierra Energy for Common Stock or Exchangeable Shares resulting in the acquisition of Goldstrike by Gran Tierra Energy, accounted for as a reverse takeover, and consummation of the merger. As all of the assets and liabilities are being carved out of Goldstrike prior to the merger, there are no pro forma adjustments required for the reverse takeover of Goldstrike by Gran Tierra Energy.

      d. Repayment of the related party loan to Goldstrike in the amount of $10,000.

GRAN TIERRA ENERGY, INC.                                                       2
--------------------------------------------------------------------------------
Notes to the Pro forma Consolidated Financial Statements
--------------------------------------------------------------------------------
As at June 30, 2005 and for Six-Month Period Ended June 30, 2005 and the Year Ended December 31, 2004
(Unaudited)
(Tabular amounts expressed in thousands of US dollars)
--------------------------------------------------------------------------------

3.    PRO FORMA ADJUSTMENTS TO THE CONSOLIDATED STATEMENTS OF OPERATIONS

      The following adjustments have been made to reflect the transactions described above, as if the transactions occurred on January 1, 2004 for purposes of the pro forma consolidated statements of operations for the six-month period ended June 30, 2005 and the year ended December 31, 2004.

      a. Depreciation, depletion and accretion ("DD&A") expense has been adjusted to reflect the additional depletion on the Palmar Largo Property and the accretion of asset retirement obligations acquired.

      b. The provision for income taxes has been adjusted to account for the tax effects of operating income from the Palmar Largo Property and DD&A.

4.    PURCHASE PRICE ALLOCATION

      The total purchase price has been allocated on a preliminary basis to the Palmar Largo Property based on their estimated fair values.

      These fair values are based on management's estimates and are subject to change once the final valuations have been completed. The following is the preliminary allocation of the purchase price:

                                                        -----------
                                                             $
                                                        -----------
      Cash paid                                            7,000
                                                        ===========

      Purchase price allocated
        Oil and natural gas properties                     7,110
        Asset retirement obligations                        (110)
                                                        -----------
                                                           7,000
                                                        ===========

5.    BASIC AND DILUTED EARNINGS PER SHARE

      Basic and diluted earnings per share are calculated using 42,191,873 shares of common stock.

(c)   Exhibits.

--------------------------------------------------------------------------------
                                               Incorporated by Reference to
Exhibit No. Description                        Filings Indicated
----------- -----------                        -----------------
--------------------------------------------------------------------------------
3.1         Articles of Incorporation          Exhibit 3.1 to Company's Annual
                                               Report on Form 10-KSB filed on
                                               March 24, 2005
--------------------------------------------------------------------------------
3.2         Certificate Amending Articles of   Exhibit 3.2 to Company's Annual
            Incorporation                      Report on Form 10-KSB filed on
                                                                  March 24, 2005
--------------------------------------------------------------------------------
3.3         Bylaws                             Exhibit 3.3 to Company's Annual
                                               Report on Form 10-KSB filed on
                                               March 24, 2005
--------------------------------------------------------------------------------
3.4         Certificate Amending Articles of
            Incorporation*
--------------------------------------------------------------------------------
10.1        Share Purchase Agreement*
--------------------------------------------------------------------------------
10.2        Assignment Agreement*
--------------------------------------------------------------------------------
10.3        Voting Exchange and Support
            Agreement*
--------------------------------------------------------------------------------
10.4        Split Off Agreement*
--------------------------------------------------------------------------------
10.5        Employment Agreement between the
            Company and Dana Coffield*
--------------------------------------------------------------------------------
10.6        Employment Agreement between the
            Company and James Hart*
--------------------------------------------------------------------------------
10.7        Employment Agreement between the
            Company and Max Wei*
--------------------------------------------------------------------------------
10.8        Employment Agreement between the
            Company and Rafael Orunesu*
--------------------------------------------------------------------------------
10.9        Form of Indemnity Agreement*
--------------------------------------------------------------------------------
10.10       Mineral Property Sale Agreement    Exhibit 10.1 to Company's
            dated June 30, 2003                Annual Report on Form 10-KSB
                                               filed on March 24, 2005
--------------------------------------------------------------------------------
10.11       2005 Equity Incentive Plan*
--------------------------------------------------------------------------------

----------------
* filed herewith

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       Gran Tierra Energy, Inc.


                                       By: /s/ James Hart
                                           ------------------------------
                                       Name: James Hart
                                       Title: Chief Financial Officer

                                       Date:  November 10, 2005

EXHIBIT INDEX

--------------------------------------------------------------------------------
                                               Incorporated by Reference to
Exhibit No. Description                        Filings Indicated
----------- -----------                        -----------------
--------------------------------------------------------------------------------
3.1         Articles of Incorporation          Exhibit 3.1 to Company's Annual
                                               Report on Form 10-KSB filed on
                                               March 24, 2005
--------------------------------------------------------------------------------
3.2         Certificate Amending Articles of   Exhibit 3.2 to Company's Annual
            Incorporation                      Report on Form 10-KSB filed on
                                                                  March 24, 2005
--------------------------------------------------------------------------------
3.3         Bylaws                             Exhibit 3.3 to Company's Annual
                                               Report on Form 10-KSB filed on
                                               March 24, 2005
--------------------------------------------------------------------------------
3.4         Certificate Amending Articles of
            Incorporation*
--------------------------------------------------------------------------------
10.1        Share Purchase Agreement*
--------------------------------------------------------------------------------
10.2        Assignment Agreement*
--------------------------------------------------------------------------------
10.3        Voting Exchange and Support
            Agreement*
--------------------------------------------------------------------------------
10.4        Split Off Agreement*
--------------------------------------------------------------------------------
10.5        Employment Agreement between the
            Company and Dana Coffield*
--------------------------------------------------------------------------------
10.6        Employment Agreement between the
            Company and James Hart*
--------------------------------------------------------------------------------
10.7        Employment Agreement between the
            Company and Max Wei*
--------------------------------------------------------------------------------
10.8        Employment Agreement between the
            Company and Rafael Orunesu*
--------------------------------------------------------------------------------
10.9        Form of Indemnity Agreement*
--------------------------------------------------------------------------------
10.10       Mineral Property Sale Agreement    Exhibit 10.1 to Company's
            dated June 30, 2003                Annual Report on Form 10-KSB
                                               filed on March 24, 2005
--------------------------------------------------------------------------------
10.11       2005 Equity Incentive Plan*
--------------------------------------------------------------------------------

----------------
* filed herewith